As filed with the Securities and Exchange Commission on March 12, 2024
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10 and FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Form F-10 Kinross Gold Corporation (FOR CO-REGISTRANTS, PLEASE SEE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)	Form S-4 (FOR CO-REGISTRANTS, PLEASE SEE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)
(Exact Name of Registrant as Specified in its Charter)
Province of Ontario, Canada
(Province or Other Jurisdiction of Incorporation or Organization)
1041
(Primary Standard Industrial Classification Code Number)
650430083
(I.R.S. Employer Identification No.)
25 York Street, 17th Floor
Toronto, Ontario, Canada M5J 2V5
(416) 365-5123
(Address, including postal code, and telephone number, including area code, of Registrant’s principal executive offices)
Martin D. Litt, Secretary, Kinross Gold U.S.A., Inc.
5075 S. Syracuse Street, Suite 800,
Denver, Colorado, 80237
(303) 802-1445
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)

Copies to:
Geoffrey P. Gold, Esq. Kinross Gold Corporation 25 York Street 17th Floor Toronto, Ontario Canada M5J 2V5 (416) 365-5123	Robert G. DeLaMater, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	James R. Brown, Esq. Osler, Hoskin & Harcourt LLP 100 King Street West 1 First Canadian Place Suite 6200, P.O. Box 50 Toronto, Ontario Canada M5X 1B8 (416) 862-6647
Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after this registration statement becomes effective.

Form F-10
Province of Ontario, Canada
(Principal Jurisdiction Regulating this Form F-10 Offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below):
	1.	☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	☐
Pursuant to Rule 467(b) on (          ) at (          ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (          ).

	3.	☒
Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	After the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐
Form S-4
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instructions G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one):
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Securities Act, may determine.

TABLE OF ADDITIONAL REGISTRANTS
Form S-4
Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Compañía Minera Mantos de Oro	N/A	Republic of Chile
Fairbanks Gold Mining, Inc.	06-1325565	Delaware
Great Bear Resources Ltd.	N/A	British Columbia
KG Mining (Bald Mountain) Inc.	47-5576778	Delaware
KG Mining (Round Mountain) Inc.	47-5586694	Delaware
Kinross Brasil Mineração S.A.	N/A	Federative Republic of Brazil
Melba Creek Mining, Inc.	92-0129829	Alaska
Round Mountain Gold Corporation	88-0211837	Delaware
Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: c/o Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123.
Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service: Martin D. Litt, Secretary, Kinross Gold U.S.A., Inc., to 5075 S. Syracuse Street, Suite 800, Denver, Colorado, 80237, (303) 802-1445.

PART 1
INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be exchanged prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
PRELIMINARY SHORT FORM PROSPECTUS
New Issue	SUBJECT TO COMPLETION, DATED March 12, 2024
Kinross Gold Corporation
Offer to exchange all outstanding 6.250% Senior Notes due 2033 issued on July 5, 2023 for up to $500,000,000 Aggregate Principal Amount of Registered 6.250% Senior Notes
due 2033 and the Guarantees thereon
The Initial Notes:
$500,000,000 aggregate principal amount of 6.250% Senior Notes due 2033 (the “Initial Notes”) were originally issued by Kinross Gold Corporation (“Kinross” or the “Company”) on July 5, 2023 in a transaction that was exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and resold to qualified institutional buyers in reliance on Rule 144A and non-U.S. persons outside the United States in reliance on Regulation S.
The New Notes:
The terms of the new notes (the “New Notes”) are substantially identical to the terms of the Initial Notes, except that the New Notes will be registered under the Securities Act, will not contain restrictions on transfer or certain provisions relating to additional interest, will bear a different CUSIP number from the Initial Notes and will not entitle their holders to registration rights. The New Notes will evidence the same continuing indebtedness as the Initial Notes. We refer to the Initial Notes and the New Notes together as the “Notes”.
All dollar amounts in this prospectus are in U.S. dollars, unless otherwise indicated. See “Exchange Rate Information”.
See “Risk Factors” beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in the Notes.
Exchange Offer:
Our offer to exchange Initial Notes for New Notes will be open until 5:00 p.m., New York City time, on           , 2024, unless we extend the offer.
New Notes will be issued in exchange for an equal principal amount of outstanding Initial Notes accepted in the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept the Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions set forth herein. See “Exchange Offer — Terms of the Exchange Offer — Conditions.”
There is no market through which these securities may be sold and purchasers may not be able to resell securities purchased under the short form prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See “Risk Factors”.
This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.
Kinross presents its financial statements in U.S. dollars and its financial statements are prepared in accordance with IFRS. Unless otherwise indicated, financial information included or incorporated by reference into this prospectus has been prepared in accordance with IFRS. As a result, certain financial information included or incorporated by reference in this prospectus may not be comparable to financial information prepared by companies in the United States.
(continued on next page)

(continued from cover)
Prospective investors should be aware that the ownership of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States or Canada may not be described fully herein. You should read the tax discussion in this prospectus. This prospectus may not describe these tax consequences fully. You should read the tax discussion in “U.S. Federal Income Tax Considerations” and “Canadian Federal Income Tax Considerations.”
The enforcement by you of civil liabilities under the United States federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Ontario, Canada, that some or all of our officers and directors are resident outside the United States, that some or all of the experts named in the registration statement are resident outside the United States, and that all or a substantial portion of our assets and said persons may be located outside the United States. It may be difficult for United States investors to effect service of process within the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States.
THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE ONTARIO SECURITIES COMMISSION, THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR, NOR HAS THE ONTARIO SECURITIES COMMISSION, THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
Since no securities are being offered pursuant to this prospectus, no proceeds will be raised and all expenses in connection with the preparation and filing of this prospectus will be paid by Kinross from its general corporate funds.
No underwriter is being used in connection with this exchange offer or has been involved in the preparation of this prospectus or has performed any review of the contents of this prospectus.
Prospective investors should be aware that, during the period of the exchange offer, the registrant or its affiliates, directly or indirectly, may bid for or make purchases of the Notes to be distributed or to be exchanged, or certain related debt securities, as permitted by applicable laws or regulations of Canada, or its provinces or territories.
This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with resales of New Notes received in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market making or other trading activities.
The date of this prospectus is            , 2024.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the New Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate only as of the respective date of the document in which such document appears.
The New Notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The New Notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada.
Kinross presents its financial statements in U.S. dollars and the financial statements are prepared in accordance with IFRS. Unless otherwise indicated, financial information included or incorporated by reference in this prospectus has been prepared in accordance with IFRS. As a result, certain financial information included or incorporated by reference in this prospectus may not be comparable to financial information prepared by other U.S. or Canadian companies.
References to “$” in this prospectus are to U.S. dollars and references to “C$” in this prospectus are to Canadian dollars unless otherwise indicated. See “Exchange Rate Information”.
In this prospectus, “we”, “us” and “our” refer to Kinross and its subsidiaries, unless otherwise specified or the context requires otherwise.
i

This prospectus incorporates by reference documents that contain important business and financial information about us that is not included in or delivered with this prospectus. These documents are available without charge to security holders upon written or oral request to the Corporate Secretary of Kinross at Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123 and are also available electronically on the SEDAR+ system (“SEDAR+”) at http://www.sedarplus.ca. To obtain timely delivery, holders of the Initial Notes must request these documents no later than five business days before the expiration date. Unless extended, the expiration date is            , 2024.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed with or furnished to the U.S. Securities and Exchange Commission (the “Commission”), are specifically incorporated by reference in this prospectus:
(a)
The annual information form of Kinross dated as of March 31, 2023 for the year ended December 31, 2022 (the “AIF”) (incorporated by reference to Exhibit 99.1 to Kinross’ Form 40-F filed with the Commission on March 31, 2023 (the “Form 40-F”)).

(b)
The annual audited consolidated financial statements of Kinross for the year ended December 31, 2023, including consolidated balance sheets as of December 31, 2023 and December 31, 2022, the related consolidated statements of operations, comprehensive income (loss), cash flows, and equity for each of the years then ended, and the related notes, together with the reports of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.2 to Kinross’ Form 6-K, furnished to the Commission on February 14, 2024).

(c)
The management’s discussion and analysis of Kinross for the financial year ended December 31, 2023 (incorporated by reference to Exhibit 99.1 to Kinross’ Form 6-K, furnished to the Commission on February 14, 2024) (the “2023 MD&A”).

(d)
The management information circular of Kinross filed on April 3, 2023, in connection with the annual meeting of Kinross’ shareholders held on May 10, 2023 (incorporated by reference to Exhibit 99.3 to Kinross’ Form 6-K, furnished to the Commission on April 3, 2023).

Any annual information form, annual financial statements (including the auditors’ report thereon), interim financial statements, management’s discussion and analysis, material change report (excluding any confidential material change reports), business acquisition report or information circular or amendments thereto that we file with any securities commission or similar regulatory authority in Canada after the date of this prospectus and prior to the termination of the offering of the New Notes will be incorporated by reference in this prospectus and will automatically update and supersede information contained or incorporated by reference in this prospectus. In addition, all documents we file with or furnish to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this prospectus and prior to the termination of the offering of the New Notes to which this prospectus relates shall be deemed to be incorporated by reference into this prospectus and the registration statement of which the prospectus forms a part from the date of filing or furnishing of such documents (in the case of any Report on Form 6-K, if and to the extent expressly set forth in such report).
Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent any statement contained herein or in any subsequently filed or furnished document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
Unless specifically incorporated by reference herein, information contained on our website, available by hyperlink from our website, on EDGAR or on SEDAR+, is not incorporated into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request to the Corporate Secretary of Kinross at Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123, copies of the documents incorporated by reference in this prospectus. We do not incorporate by reference into this prospectus any of the information on, or accessible through, our website or any of the websites listed below.
We file certain reports with, and furnish other information to, the Commission and the provincial and territorial securities regulatory authorities of Canada. Kinross’ Commission file number is 1-13382. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, Kinross is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Kinross’ officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed with or furnished to the Commission are available, and our reports and other information filed or furnished in the future with or to the Commission will be available, from the Commission’s Electronic Document Gathering and Retrieval System (https://www.sec.gov), which is commonly known by the acronym “EDGAR”, as well as from commercial document retrieval services. You may also inspect our Commission filings at the NYSE, 20 Broad Street, New York, New York 10005. Our Canadian filings are available on SEDAR+ at https://www.sedarplus.ca. Our internet address is https://www.kinross.com.
We have filed with the Commission under the Securities Act, a registration statement on Form F-10/S-4 relating to the securities being offered hereunder and of which this prospectus forms a part. This prospectus does not contain all the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the Commission. Items of information omitted from this prospectus but contained in the registration statement will be available on the Commission’s website at https://www.sec.gov.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including, but not limited to, any information as to our future financial or operating performance, constitute “forward-looking information” or “forward-looking statements” within the meaning of certain securities laws, including the provisions of the Securities Act (Ontario) and the provisions for “safe harbor” under the United States Private Securities Litigation Reform Act of 1995 and are based on expectations, estimates and projections as of the date of this prospectus, or in the case of any documents incorporated by reference herein or therein, as of the date of such documents.
Forward-looking statements contained or incorporated by reference in this prospectus, include, but are not limited to, statements with respect to our guidance for production, cost guidance, including production costs of sales, all-in sustaining cost of sales, and capital expenditures; statements with respect our guidance for production, cost guidance, including production costs of sales, all-in sustaining cost of sales, and capital expenditures; statements with respect to our guidance for cash flow and attributable free cash flow; the declaration, payment and sustainability of the Company’s dividends; identification of additional resources and reserves or the conversion of resources to reserves; the Company’s liquidity; greenhouse gas reduction initiatives and targets; the implementation and effectiveness of the Company’s ESG or Climate Change strategy; the schedules budgets, and forecast economics for the Company’s development projects; budgets for and future prospects for exploration, development and operation at the Company’s operations and projects, including the Great Bear project; potential mine life extensions at the Company’s operations; the Company’s balance sheet and liquidity outlook, as well as references to other possible events including, the future price of gold and silver, costs of production, operating costs; price inflation; capital expenditures, costs and timing of the development of projects and new deposits, estimates and the realization of such estimates (such as mineral or gold reserves and resources or mine life), success of exploration, development and mining, currency fluctuations, capital requirements, project studies, government regulation, permit applications, environmental risks and proceedings, and resolution of pending litigation. The words “additional”, “advance”, “anticipate”, “assumption”, “believe”, “budget”, “consideration”, “continue”, “develop”, “enhancement”, “estimates”,

“expand”, “expects”, “explore”, “extend”, “forecast”, “goal”, “focus”, “forward”, “future”, “guidance”, “indicate”, “initiative”, “intend”, “measures”, “opportunity”, “optimize”, “outlook”, “phase”, “plan”, “possible”, “potential”, “priority”, “proceeding”, “progress”, “project”, “prospect”, “prospective”, “schedule”, “seek”, “study”, “target”, “timeline” or variations of or similar such words and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result and similar such expressions identify forward-looking statements.
Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Kinross as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates, models and assumptions of Kinross referenced, contained or incorporated by reference in this prospectus, which may prove to be incorrect, include, but are not limited to, the various assumptions set forth herein and in our AIF and 2023 MD&A, as well as: (1) there being no significant disruptions affecting the operations of the Company, whether due to extreme weather events (including, without limitation, excessive snowfall, excessive or lack of rainfall, in particular, the potential for further production curtailments at Paracatu resulting from insufficient rainfall and the operational challenges at Fort Knox and Bald Mountain resulting from excessive rainfall or snowfall, which can impact costs and/or production) and other or related natural disasters, labour disruptions (including but not limited to strikes or workforce reductions), supply disruptions, power disruptions, damage to equipment, pit wall slides or otherwise; (2) permitting, development, operations and production from the Company’s operations and development projects being consistent with Kinross’ current expectations including, without limitation: the maintenance of existing permits and approvals and the timely receipt of all permits and authorizations necessary for the operation of Tasiast; water and power supply and continued operation of the tailings reprocessing facility at Paracatu; permitting of the Great Bear project (including the consultation process with Indigenous groups), permitting and development of the Lobo-Marte project; in each case in a manner consistent with the Company’s expectations; and the successful completion of exploration consistent with the Company’s expectations at the Company’s projects; (3) political and legal developments in any jurisdiction in which the Company operates being consistent with its current expectations including, without limitation, restrictions or penalties imposed, or actions taken, by any government, including but not limited to amendments to the mining and tax laws, and potential power rationing and tailings facility regulations in Brazil (including those related to financial assurance requirements), potential changes in the tax environment in Brazil deriving from the consumption tax reform recently passed by the Brazilian Congress, potential amendments to water laws and/or other water use restrictions and regulatory actions in Chile, new dam safety regulations, potential amendments to minerals and mining laws and energy levies laws, new regulations relating to work permits, potential amendments to customs and mining laws (including but not limited to amendments to the VAT) and the potential application of the tax code in Mauritania, potential amendments to and enforcement of tax laws in Mauritania (including, but not limited to, the interpretation, implementation, application and enforcement of any such laws and amendments thereto), potential third party legal challenges to existing permits, and the impact of any trade tariffs being consistent with Kinross’ current expectations; (4) the completion of studies, including scoping studies, preliminary economic assessments, pre-feasibility or feasibility studies, on the timelines currently expected and the results of those studies being consistent with Kinross’ current expectations; (5) the exchange rate between the Canadian dollar, Brazilian real, Chilean peso, Mauritanian ouguiya and the U.S. dollar being approximately consistent with current levels; (6) certain price assumptions for gold and silver; (7) prices for diesel, natural gas, fuel oil, electricity and other key supplies being approximately consistent with the Company’s expectations; (8) attributable production and cost of sales forecasts for the Company meeting expectations; (9) the accuracy of the current mineral reserve and mineral resource estimates of the Company and Kinross’ analysis thereof being consistent with expectations (including but not limited to ore tonnage and ore grade estimates), future mineral resource and mineral reserve estimates being consistent with preliminary work undertaken by the Company, mine plans for the Company’s current and future mining operations, and the Company’s internal models; (10) labour and materials costs increasing on a basis consistent with Kinross’ current expectations; (11) the terms and conditions of the legal and fiscal stability agreements for Tasiast being interpreted and applied in a manner consistent with their intent and Kinross’ expectations and without material amendment or formal dispute (including without limitation the application of tax, customs and duties exemptions and royalties); (12) asset impairment potential; (13) the regulatory and legislative regime regarding mining, electricity production and transmission (including rules related to power tariffs) in Brazil being consistent with Kinross’ current expectations; (14) access to capital markets, including but not limited to maintaining
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our current credit ratings consistent with the Company’s current expectations; (15) potential direct or indirect operational impacts resulting from infectious diseases or pandemics; (16) changes in national and local government legislation or other government actions, including the Canadian federal impact assessment regime; (17) litigation, regulatory proceedings and audits, and the potential ramifications thereof, being concluded in a manner consistent with the Corporation’s expectations (including without limitation litigation in Chile relating to the alleged damage of wetlands and the scope of any remediation plan or other environmental obligations arising therefrom); (18) the Company’s financial results, cash flows and future prospects being consistent with Company expectations in amounts sufficient to permit sustained dividend payments; and (19) the impacts of detected pit wall instability at Round Mountain and Bald Mountain being consistent with the Company’s expectations.
Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such factors include, but are not limited to: the inaccuracy of any of the foregoing assumptions; fluctuations in the currency markets; fluctuations in the spot and forward price of gold or certain other commodities (such as fuel and electricity); price inflation of goods and services; changes in the discount rates applied to calculate the present value of net future cash flows based on country-specific real weighted average cost of capital; changes in the market valuations of peer group gold producers and the Company, and the resulting impact on market price to net asset value multiples; changes in various market variables, such as interest rates, foreign exchange rates, gold or silver prices and lease rates, or global fuel prices, that could impact the mark-to-market value of outstanding derivative instruments and ongoing payments/receipts under any financial obligations; risks arising from holding derivative instruments (such as credit risk, market liquidity risk and mark-to-market risk); changes in national and local government legislation, taxation (including but not limited to income tax, advance income tax, stamp tax, withholding tax, capital tax, tariffs, value-added or sales tax, capital outflow tax, capital gains tax, windfall or windfall profits tax, production royalties, excise tax, customs/import or export taxes/duties, asset taxes, asset transfer tax, property use or other real estate tax, together with any related fine, penalty, surcharge, or interest imposed in connection with such taxes), controls, policies and regulations; the security of personnel and assets; political or economic developments in Canada, the United States, Chile, Brazil, Mauritania or other countries in which Kinross does business or may carry on business; business opportunities that may be presented to, or pursued by, us; our ability to successfully integrate acquisitions and complete divestitures; operating or technical difficulties in connection with mining, development or refining activities; employee relations; litigation or other claims against, or regulatory investigations and/or any enforcement actions, administrative orders or sanctions in respect of the Company (and/or its directors, officers, or employees) including, but not limited to, securities class action litigation in Canada and/or the United States, environmental litigation or regulatory proceedings or any investigations, enforcement actions and/or sanctions under any applicable anti-corruption, international sanctions and/or anti-money laundering laws and regulations in Canada, the United States or any other applicable jurisdiction; the speculative nature of gold exploration and development including, but not limited to, the risks of obtaining and maintaining necessary licenses and permits; diminishing quantities or grades of reserves; adverse changes in our credit ratings; and contests over title to properties, particularly title to undeveloped properties. In addition, there are risks and hazards associated with the business of gold exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance, or the inability to obtain insurance, to cover these risks). Many of these uncertainties and contingencies can directly or indirectly affect, and could cause, Kinross’ actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, Kinross, including but not limited to resulting in an impairment charge on goodwill and/or assets. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are provided for the purpose of providing information about management’s expectations and plans relating to the future.
All of the forward-looking statements made in this prospectus are qualified by these cautionary statements and those made in our other filings with the securities regulators of Canada and the United States including, but not limited to, the cautionary statements made in the “Risk Analysis” section of our management’s discussion and analysis for the financial year ended December 31, 2023, and the “Risk Factors” set forth in the Company’s Annual Information Form dated March 31, 2023. These factors are not intended to represent a complete list of the factors that could affect Kinross. Kinross disclaims any intention or obligation to update or revise any forward- looking statements or to explain any material difference between subsequent actual events and such forward- looking statements, except to the extent required by applicable law.
NOTICE REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES
In accordance with applicable Canadian securities regulatory requirements, all mineral reserve and mineral resource estimates of Kinross incorporated by reference in this prospectus have been prepared in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”), classified in accordance with Canadian Institute of Mining, Metallurgy and Petroleum’s “CIM Standards on Mineral Resources and Reserves Definitions and Guidelines” (the “CIM Guidelines”). The definitions of mineral reserves and mineral resources are set out in our disclosure of our mineral reserve and mineral resource estimates that are incorporated by reference in this prospectus.
The terms “mineral reserve,” “proven mineral reserve,” “probable mineral reserve,” “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Guidelines. The SEC adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the Exchange Act. These amendments became effective February 25, 2019 (the “SEC Modernization Rules”) with compliance required for the first fiscal year beginning on or after January 1, 2021. Under the SEC Modernization Rules, subpart 1300 of Regulation S-K (“Subpart 1300”) replaced the property disclosure requirements for mining registrants that were included in SEC Industry Guide 7. As a result of the adoption of the SEC Modernization Rules, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be “substantially similar” to the corresponding terms under the CIM Guidelines. In addition, the SEC now recognizes estimates of “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources” and amending its definitions of “proven mineral reserves” and “probable mineral reserves” to be “substantially similar” to the corresponding definitions in the CIM Guidelines. Investors are cautioned that while the above terms are “substantially similar” to CIM Guidelines, there are differences in the definitions in Subpart 1300 and the CIM Guidelines. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as “proven mineral reserves,” “probable mineral reserves,” “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Company prepared the mineral reserve or mineral resource estimates under the standards set forth in Subpart 1300. U.S. investors are also cautioned that while the SEC recognizes “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources” under Subpart 1300, investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to its existence and feasibility than mineralization that has been characterized as reserves. Accordingly, investors are cautioned not to assume that any measured mineral resources, indicated mineral resources, or inferred mineral resources that the Company reports are or will be economically or legally mineable. Further, “inferred mineral resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of the “inferred mineral resources” exist. Under Canadian securities laws, estimates of “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies, except in rare cases.
As a foreign private issuer that files its annual report on Form 40-F with the SEC pursuant to the multijurisdictional disclosure system, the Company is not required to provide disclosure on its mineral properties under Subpart 1300 and will continue to provide disclosure under NI 43-101 and the CIM Guidelines. If the Company ceases to be a foreign private issuer or loses its eligibility to file its annual report on Form 40-F pursuant to the multijurisdictional disclosure system, then the Company will be subject to reporting pursuant to Subpart 1300, which differ from the requirements of NI 43-101 and the CIM Guidelines.
EXCHANGE RATE INFORMATION
The daily rate of exchange on March 11, 2024, as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars was $1.00 equals C$1.3491.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are a corporation existing under the laws of the Province of Ontario, Canada. A majority of our assets are located outside of the United States. In addition most of our directors and officers named in this offering circular and the documents incorporated by reference herein are residents outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors or officers under U.S. federal securities laws. We have been advised by Osler, Hoskin & Harcourt LLP, our Canadian counsel, that a judgment of a U.S. court predicated solely upon civil liability under such laws may be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by an Ontario court for such purposes and if the other criteria generally applied by an Ontario court in determining whether to recognize a foreign judgment have been satisfied. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Ontario in the first instance on the basis of liability predicated solely upon such laws.
The assets of several of our subsidiary guarantors are also located outside of the United States. Their directors and officers are generally resident outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors or officers under U.S. federal securities laws.

PROSPECTUS SUMMARY
Company Overview
Kinross is principally engaged in the mining and processing of gold and, as a by-product, silver ore and the exploration for, and the acquisition of, gold bearing properties in the Americas, West Africa and worldwide. The principal products of Kinross are gold and silver produced in the form of doré that is shipped to refineries for final processing.
Kinross’ strategy is to increase shareholder value through increases in precious metal reserves, net asset value, production, long-term cash flow and earnings per share. Kinross’ strategy also consists of optimizing the performance, and therefore, the value, of existing operations, investing in quality exploration and development projects and acquiring new potentially accretive properties and projects.
The following table sets out our primary mining operations, along with our percentage ownership and allocated share of production and sales volume from continuing operations for the year ended December 31, 2023:
Operation	% Ownership (as of December 31, 2023)	Gold Equivalent Ounces (Kinross Share) (Year Ended December 31, 2023)
		Produced	Sold
Fort Knox, Alaska, USA	100%	290,651	287,532
Round Mountain, Nevada, USA	100%	235,690	234,064
Bald Mountain, Nevada, USA	100%	157,749	180,139
Paracatu, Brazil	100%	587,999	592,224
La Coipa, Chile	100%	260,138	268,491
Maricunga, Chile	100%	—	2,421
Tasiast, Mauritania	100%	620,793	615,065
Operations Total		2,153,020	2,179,936
The principal executive offices of each of the registrants is c/o Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123.

Summary Of Terms Of The Exchange Offer
We are offering to exchange $500,000,000 aggregate principal amount of Initial Notes for a like aggregate principal amount of our New Notes, evidencing the same continuing indebtedness as the Initial Notes. In order to exchange your Initial Notes, you must properly tender them and we must accept your tender. We will exchange all outstanding Initial Notes that are validly tendered and not validly withdrawn.
Exchange Offer:
We will exchange your Initial Notes for a like aggregate principal amount of our New Notes.
Resale of New Notes:
We believe you may offer the New Notes for resale and resell and otherwise transfer New Notes without compliance with the registration or prospectus delivery provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”) if:
•
You are acquiring the New Notes in the ordinary course of your business;

•
You are not a broker-dealer that acquired the Initial Notes from us or in market-making transactions or other trading activities;

•
You are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you; and

•
You are not an affiliate, under Rule 405 of the Securities Act, of us.

You should read the discussion under the heading “Exchange Offer” for further information regarding the exchange offer and resale of the New Notes.
Registration Rights Agreement:
We have undertaken this exchange offer pursuant to the terms of a registration rights agreement entered into with the initial purchasers of the Initial Notes. See “Exchange Offer.”
Consequences of Failure to Exchange Initial Notes:
You will continue to hold Initial Notes that remain subject to their existing transfer restrictions if:
•
You do not tender your Initial Notes; or

•
You tender your Initial Notes and they are not accepted for exchange.

Subject to certain limited exceptions, we will have no obligation to register the Initial Notes after we consummate the exchange offer. See “Exchange Offer — Terms of the Exchange Offer — Consequences of Failure to Exchange” and “Exchange Offer — Terms of the Exchange Offer — Acceptance of Initial Notes for Exchange; Delivery of New Notes.”
Expiration Date:
The “expiration date” for the exchange offer is 5:00 p.m., New York City time, on,          , 2024, unless we extend it, in which case “expiration date” means the latest date and time to which the exchange offer is extended.
Interest on the New Notes:
The New Notes will accrue interest at a rate of 6.250% per annum from and including the last interest payment date on which interest has been paid on the Initial Notes. No additional interest will be paid on Initial Notes tendered and accepted for exchange.
Conditions to the Exchange Offer:
The exchange offer is subject to certain customary conditions, which we may waive. See “Exchange Offer — Terms of the Exchange Offer — Conditions”.
Procedures for Tendering Initial Notes:
If you wish to accept the exchange offer, you must submit the required documentation and effect a tender of Initial Notes pursuant to the procedures for book-entry transfer (or other applicable procedures), all in accordance with the instructions described in this prospectus and in the letter of transmittal.

See “Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering,” “Exchange Offer — Terms of the Exchange Offer — Book-Entry Transfer,” “Exchange Offer — Terms of the Exchange Offer — Exchanging Book-Entry Notes” and “Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures.”
Guaranteed Delivery Procedures:
If you wish to tender your Initial Notes, but cannot properly do so prior to the expiration date, you may tender your Initial Notes in accordance with the guaranteed delivery procedures described in “Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures.”
Withdrawal Rights:
Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Initial Notes, a written notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.
Acceptance of Initial Notes and Delivery of New Notes:
Subject to certain conditions, any and all Initial Notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. The New Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “Exchange Offer — Terms of the Exchange Offer.”
U.S. Federal and Canadian Federal Income Tax Considerations:
The exchange of the Initial Notes for the New Notes will not constitute a taxable exchange for U.S. federal or Canadian federal income tax purposes. See “U.S. Federal Income Tax Consequences” and “Canadian Federal Income Tax Considerations.”
Use of Proceeds:
We will not receive any proceeds from the exchange offer.
Exchange Agent:
Computershare Trust Company, N.A. is serving as the exchange agent.
Summary of Terms of the New Notes:
The terms of the New Notes are substantially identical to the terms of the Initial Notes except that the New Notes:
•
will be registered under the Securities Act, and therefore will not contain restrictions on transfer;

•
will not contain certain provisions relating to additional interest;

•
will bear a different CUSIP number from the Initial Notes; and

•
will not entitle their holders to registration rights.

Issuer:
Kinross Gold Corporation
Notes Offered:
$500,000,000 aggregate principal amount of 6.250% notes due 2033.
Interest Rate:
The New Notes will bear interest at the rate of 6.250% per annum.
Interest Payment Dates:
Payable semi-annually in arrears on January 15 and July 15 of each year.
Maturity Date:
The New Notes will mature on July 15, 2033.
Ranking:
The New Notes will rank equally with all of our other unsecured and unsubordinated indebtedness. The New Notes will be effectively subordinated to all indebtedness and other liabilities of our non-guarantor subsidiaries and the New Notes and the Guarantees of the New Notes will be effectively subordinated to any secured indebtedness and other secured liabilities of ours and the Guarantor Subsidiaries, in each case to the extent of the assets securing such indebtedness and other liabilities.
Guarantees:
The New Notes will be unconditionally and irrevocably guaranteed (the “Guarantees”) by each Kinross subsidiary that guarantees payment by Kinross of any of its indebtedness under its Credit Agreement (as defined herein) from time to time (the “Guarantor Subsidiaries”). Each subsidiary Guarantee will be a senior unsecured obligation of the respective Guarantor Subsidiary and will rank:
•
equal in right of payment with existing and future unsecured senior debt of such Guarantor Subsidiary, including such Guarantor Subsidiary’s Guarantee of the Credit Agreement (as defined herein) and our other senior unsecured notes;

•
senior in right of payment to any future subordinated debt of such Guarantor Subsidiary; and

•
effectively junior in right of payment to any future debt of such Guarantor Subsidiary that is secured by liens on assets of such Guarantor Subsidiary to the extent of the value of such assets.

Optional and Tax Redemption:
Prior to April 15, 2033 (three months prior to the maturity date), we may redeem the New Notes, in whole or from time to time in part, at our option, at the redemption price described in this prospectus. On or after April 15, 2033 (three months prior to the maturity date), we may redeem the New Notes, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the New Notes plus accrued interest thereon to, but not including, the date of redemption. See “Description of the Notes and Guarantees — Optional Redemption.”
The New Notes may also be redeemed, in whole but not in part, under certain circumstances relating to changes in applicable tax laws as described under “Description of the Notes and Guarantees — Tax Redemption.”
Change of Control:
Upon the occurrence of both (i) a change of control of Kinross and (ii) a downgrade within a specified period of the New Notes below an investment grade rating by each of Moody’s Investors Service Inc. and S&P Global Rating Services, Kinross will be required to make an offer to purchase the New Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the Notes and Guarantees — Change of Control Repurchase Event.”
Additional Amounts:
All payments made by us with respect to the New Notes will be made without withholding or deduction for taxes unless required to be withheld or deducted by applicable law or by the interpretation or administration thereof. Subject to the exceptions and limitations set forth in this prospectus, if Kinross or a Guarantor Subsidiary is required to withhold or deduct for taxes from any payment made under or with respect to the New Notes, we will pay to any holder of such notes such additional amounts as may be necessary so that the net payment received by such holder after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been withheld or deducted. See “Description of the Notes and Guarantees — Payment of Additional Amounts.”
Form:
The New Notes will be represented by one or more fully registered global notes deposited in book entry form with, or on behalf of, The Depository Trust Company, and registered in the name of its nominee. See “Description of the Notes and Guarantees — Global Securities and Book Entry System.”
Governing Law:
The indenture is, and the New Notes and the related Guarantees are or will be, governed by and construed in accordance with the laws of the State of New York.
Risk Factors:
Investing in the New Notes involves risks. See “Risk Factors” beginning on page 6 of this prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
The following table sets forth selected historical consolidated financial data for the periods, and as of the dates, indicated. The selected historical consolidated financial data as of December 31, 2023 and 2022 and for each of the years then ended has been derived from our audited consolidated financial statements for the years ended December 31, 2023 and 2022, which are incorporated by reference herein, and furnished under Form 6-K. The audited consolidated financial statements for the years ended December 31, 2023 and 2022, furnished under Form 6-K, have been audited by KPMG LLP, our independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein.
Our historical financial data is not necessarily indicative of future performance. This data should be read in conjunction with our audited consolidated financial statements, including the notes to the financial statements, and the risk factors set out or incorporated by reference in this prospectus.
Consolidated Statements of Operations
	Year Ended December 31,
	2023	2022
	(in millions of $ except per share amounts)
Operating earnings	801.4	117.7
Earnings from continuing operations after tax	415.4	30.6
Net earnings	415.4	(605.7)
Earnings per share from continuing operations attributable to common shareholders
Basic	0.34	0.02
Diluted	0.34	0.02
Earnings (loss) per share attributable to common shareholders
Basic	0.34	(0.47)
Diluted	0.34	(0.47)
Balance Sheet Information
	As of December 31,
	2023	2022
	(in millions of $)
Total assets	10,543.3	10,396.4
Long term obligations	3,672.1	3,762.7
Cash Dividends Declared Per Common Share (in $)
Year Ended December 31,
2023	2022
0.12	0.12

RISK FACTORS
In deciding whether to exchange Initial Notes for New Notes, you should carefully consider the risks and uncertainties described below and under the heading “Risk Analysis” in Kinross’ Management’s Discussion and Analysis dated as of February 14, 2024 for the year ended December 31, 2023 and under the heading “Risk Factors” in the AIF, which are incorporated by reference herein. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any such risks actually occur, our business, financial condition and operating results could be materially harmed.
Our indebtedness could adversely affect our financial health and operating flexibility.
As of December 31, 2023, we had an aggregate consolidated indebtedness outstanding of approximately $2,232.6 million. In addition, we had $1,493.2 million available under our revolving credit facility and $860.4 million in issued letters of credit and surety bonds on December 31, 2023. In addition, our non-guarantor subsidiaries had indebtedness and other liabilities, including trade payables and excluding intercompany obligations, of $630.9 million, all of which would have ranked structurally senior to the Notes. As a result of this indebtedness, we are required to use a material portion of our cash flow to service principal and interest on our debt, which will limit the cash flow available for other business opportunities.
Our indebtedness could have important consequences to us, including:
•
limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy or other purposes;

•
limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;

•
increasing our vulnerability to general adverse economic and industry conditions, including increases in interest rates, particularly given that a significant portion of our indebtedness bears interest at variable rates;

•
limiting our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation; and

•
limiting our ability or increasing the costs to refinance indebtedness.

Enforcing your rights as a holder of the New Notes or under the Guarantees across multiple jurisdictions may be difficult.
The New Notes will be issued by Kinross, a corporation existing under the laws of the Province of Ontario, Canada, and guaranteed by the Guarantor Subsidiaries, which are incorporated in various jurisdictions, including Canada, the United States, Chile and Brazil. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions and in the jurisdiction of organization of a future guarantor of the New Notes. Your rights under the New Notes and the Guarantor Subsidiaries’ Guarantees will thus be subject to the laws of several jurisdictions, and you may not be able to effectively enforce your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.
In addition, the bankruptcy, insolvency, administrative, and other laws of the respective Guarantor Subsidiaries’ jurisdictions of incorporation may be materially different from, or in conflict with, one another and those of the United States in certain areas, including creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdictions’ law should apply and could adversely affect your ability to enforce your rights and to collect payment in full under the New Notes, the Guarantees and any security.
Corporate benefit and financial assistance laws and other limitations on the Guarantees may adversely affect the validity and enforceability of the Guarantees of the New Notes.
The Guarantees of the New Notes by the Guarantor Subsidiaries provide the holders of the New Notes with a direct claim against the assets of the Guarantor Subsidiaries. Each of the Guarantees, however, will be limited to the maximum amount that can be guaranteed by a particular Guarantor Subsidiary without rendering the Guarantee, as it relates to that Guarantor Subsidiary, voidable or otherwise ineffective under applicable law. This provision may not be effective to protect the Guarantees from being voided under fraudulent transfer law. In a Florida bankruptcy case, this kind of provision was found to be ineffective to protect guarantees. In addition, enforcement of any of these Guarantees against any Guarantor Subsidiary will be subject to certain defenses available to guarantors generally. These laws and defenses include those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Guarantor Subsidiary may have no liability or decreased liability under its Guarantee.
The New Notes will be structurally subordinated to the liabilities of non-guarantor subsidiaries.
Some, but not all, of our subsidiaries will guarantee the New Notes. Generally, holders of indebtedness of, and trade creditors of, non-guarantor subsidiaries, including lenders under bank financing agreements, are entitled to payments of their claims from the assets of such subsidiaries before these assets are made available for distribution to Kinross Gold Corporation or any Guarantor Subsidiary, as direct or indirect shareholder.
Accordingly, in the event that any of the non-guarantor subsidiaries or joint venture becomes insolvent, liquidates or otherwise reorganizes:
•
the creditors of Kinross or the Guarantor Subsidiaries (including the holders of the New Notes) will have no right to proceed against such subsidiary or joint venture entities’ assets; and

•
creditors of such non-guarantor subsidiary or joint venture, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of the assets of such subsidiary or joint venture before Kinross or any Guarantor Subsidiary, as direct or indirect shareholder, will be entitled to receive any distributions from such subsidiary or joint venture.

Our subsidiaries that will not guarantee the New Notes generated 28.3% of our total revenues and 31.8% of our operating cash flow for the year ended December 31, 2023 and represented 35.7% of our total assets (excluding intercompany assets) as of December 31, 2023. As of December 31, 2023, our non-guarantor subsidiaries had approximately $630.9 million of indebtedness and other liabilities, including trade payables but excluding intercompany obligations, all of which would have ranked structurally senior to the Notes and the Guarantees.
If the Guarantors are released from their obligations under our Credit Agreement, those Guarantors may be released from their Guarantees of the Notes.
Under our Credit Agreement, the Guarantees of the Guarantors may be released upon the sale, transfer or disposition of our interest in the Guarantors and certain other circumstances, subject to the terms and conditions set forth in the Credit Agreement. If a Guarantor is no longer a guarantor of obligations under our Credit Agreement or any other successor credit agreement that may be then outstanding, then the Guarantee of the Notes by such Guarantor may be released without action by, or consent of, any holder of the Notes or the trustee under the indenture. You will not have a claim as a creditor against any subsidiary that is no longer a Guarantor of the Notes, and the indebtedness and other liabilities, whether secured or unsecured, of those subsidiaries will rank structurally senior to the New Notes and the Guarantees.
The New Notes do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could negatively affect holders of the New Notes.
We are not restricted under the terms of the indenture governing the New Notes from incurring additional debt, including secured debt, or repurchasing our securities. In addition, the limited covenants applicable to the New Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the New Notes could have the effect of diminishing our ability to make payments on the New Notes when due. As of December 31, 2023, we had $1,493.2 million available under our revolving credit facility.

Changes in interest rates may cause the value of the New Notes to decline.
Prevailing interest rates will affect the market price or value of the New Notes. The market price or value of the New Notes may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and may fluctuate in the future. Such fluctuations and further interest rate increases could have an adverse effect on the liquidity and trading prices of the New Notes.
Credit ratings may change, adversely affecting the market value of the New Notes and our cost of capital.
There is no assurance that the credit ratings assigned to the New Notes or Kinross will remain in effect for any given period of time or that any such rating will not be revised or withdrawn entirely by a rating agency. Real or anticipated changes in credit ratings assigned to the New Notes will generally affect the market price of the New Notes. In addition, real or anticipated changes in our credit ratings may also affect the cost at which we can access the capital markets.
Credit rating agencies evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries.
We may be unable to purchase New Notes upon a change of control repurchase event.
If a change of control repurchase event occurs in respect of the New Notes, we will be required to offer to purchase such New Notes for cash at a price equal to 101% of the principal amount of such New Notes plus accrued and unpaid interest on the New Notes repurchased to, but not including, the date of purchase in order to avoid an event of default under the indenture. See “Description of the Notes and Guarantees — Change of Control Repurchase Event.” A change of control may also require us to make an offer to purchase certain of our other indebtedness and may give rise to the early termination of our Credit Agreement. We may not have sufficient funds to purchase all of the affected indebtedness and/ or to repay the amounts owing under our Credit Agreement.
An active trading market may not exist for the New Notes. The absence of a market for the New Notes could adversely affect the liquidity and value of your New Notes.
A market may not exist for the New Notes, and if a market does exist, it may not be sufficiently liquid for your purposes. If an active, liquid market does not exist for the New Notes, the market price and liquidity of the New Notes may be adversely affected. The New Notes may trade at a discount from their initial offering price.
The liquidity of the trading market, if any, and future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market has been subject to disruptions that have caused volatility in prices. The market for the New Notes may be subject to disruptions that could have a negative effect on the holders of the New Notes, regardless of our operating results, financial performance or prospects.
If you fail to exchange your Initial Notes, they will continue to be subject to transfer restrictions and may become less liquid.
Initial Notes that you do not tender or we do not accept will, following the exchange offer, continue to be subject to transfer restrictions, and you may not offer or sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue New Notes in exchange for the Initial Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in “Exchange Offer — Terms of the Exchange Offer — Conditions” and “Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering”. These procedures and conditions include timely receipt by the exchange agent of such Initial Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from The Depository Trust & Clearing Corporation (“DTCC”)).
Because we anticipate that most holders of Initial Notes will elect to exchange their Initial Notes, we expect that the liquidity of the market for any Initial Notes remaining after the completion of the exchange offer will be substantially limited. Any Initial Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Initial Notes outstanding. Following the exchange offer, if you do not tender your Initial Notes you generally will not have any further registration rights, and your Initial Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Initial Notes could be adversely affected.

KINROSS
Kinross is engaged in the mining and processing of gold and, as a by-product, silver ore and the exploration for, and the acquisition of, gold bearing properties principally in Canada, the United States, Brazil, Chile, Mauritania and Finland. The principal products of Kinross are gold and silver produced in the form of doré that is shipped to refineries for final processing.
Kinross’ strategy is to increase shareholder value through increases in precious metal reserves, net asset value, production, long-term cash flow and earnings per share. Kinross’ strategy also consists of optimizing the performance, and therefore, the value, of existing operations, investing in quality exploration and development projects and acquiring new potentially accretive properties and projects.
The following table sets out our primary mining operations, along with our percentage ownership and attributable share of production and sales volume from continuing operations for the year ended December 31, 2023:
Operation	% Ownership (as of December 31, 2023)	% Ownership (as of December 31, 2022)	Gold Equivalent Ounces (Kinross Share) (Year Ended December 31, 2023)		Gold Equivalent Ounces (Kinross Share) (Year Ended December 31, 2022)
			Produced	Sold	Produced	Sold
Fort Knox, Alaska, USA	100%	100%	290,651	287,532	291,248	291,793
Round Mountain, Nevada, USA	100%	100%	235,690	234,064	226,374	227,655
Bald Mountain, Nevada, USA	100%	100%	157,749	180,139	214,094	214,808
Paracatu, Brazil	100%	100%	587,999	592,224	577,354	571,164
La Coipa, Chile	100%	100%	260,138	268,491	109,576	99,915
Maricunga, Chile	100%	100%	—	2,421	—	3,191
Tasiast, Mauritania	100%	100%	620,793	615,065	538,591	519,292
Operations Total			2,153,020	2,179,936	1,957,237	1,927,818
The principal executive offices of each of the registrants is c/o Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123.

GENERAL DEVELOPMENT OF THE BUSINESS
Overview
Kinross is engaged in the mining and processing of gold and, as a by-product, silver ore and the exploration for, and the acquisition of, gold bearing properties principally in Canada, the United States, Brazil, Chile, Mauritania and Finland. The principal products of Kinross are gold and silver produced in the form of doré that is shipped to refineries for final processing
Kinross’ strategy is to increase shareholder value through increases in precious metal reserves, net asset value, production, long-term cash flow and earnings per share. Kinross’ strategy also consists of optimizing the performance, and therefore, the value, of existing operations, investing in quality exploration and development projects and acquiring new potentially accretive properties and projects.
Our operations and mineral reserves are impacted by, among other things, changes in metal prices. The average gold price during 2023 was approximately $1,941 ($1,800 during 2022). We used a gold price of $1,400 per ounce at the end of 2023 to estimate mineral reserves.
Five Year History
On July 25, 2019, Kinross extended the maturity date of its $1.5 billion revolving credit facility by one year to 2024, restoring a five-year term.
On July 31, 2019, Kinross announced that it had entered into an agreement to acquire the Chulbatkan license, containing Udinsk, an open-pit heap leach development project, located in the Khabarovsk region of Far East Russia from N-Mining Limited (“N-Mining”) for total fixed consideration of $283 million. In addition, N-Mining received a 1.5% net smelter return royalty on future production from Chulbatkan and contingent consideration of $50 per ounce of future proven and probable reserves beyond the first 3.25 million of declared proven and probable ounces. The transaction was completed on January 16, 2020.
On September 15, 2019, Kinross announced that it was proceeding with a project to incrementally increase throughput capacity at its Tasiast mine in Mauritania to 24,000 tonnes per day (“Tasiast 24k”).
On December 2, 2019, Kinross announced that it had entered into an agreement to sell a portfolio of precious metals royalties to Maverix Metals Inc. (“Maverix”) for total consideration of $73.9 million, which included $25 million in cash and approximately 11.2 million Maverix common shares, representing a 9.4% ownership interest in Maverix. As part of the transaction, Kinross entered into an investor rights agreement with Maverix, which among other customary terms and conditions, provided Kinross with pre-emptive rights to participate in any future equity financings to maintain its ownership position. The transaction closed on December 19, 2019.
On December 9, 2019, the Company sold its investment of 20,656,250 common shares of Lundin Gold Inc. to a syndicate of buyers for proceeds of $113.2 million.
On December 16, 2019, Tasiast Mauritanie Limited S.A. (“TMLSA”), a wholly-owned subsidiary of Kinross, announced it had entered into a definitive loan agreement for up to $300 million for its Tasiast mine in Mauritania with the IFC (a member of the World Bank Group), Export Development Canada (“EDC”), and with the participation of ING Bank and Société Générale (the “Tasiast Loan”). The eight-year loan, which is non-recourse to Kinross, matures in December 2027, with principal repayments beginning in 2022, and has a floating interest rate of LIBOR plus 4.38%. On April 9, 2020 the Company drew down $200 million from the $300 million Tasiast Loan. On December 15, 2021, the Tasiast Loan was amended to cancel the remaining $100 million available to be drawn. On December 15, 2023 the Tasiast Loan was repaid in full.
On March 20, 2020, the Company drew down $750 million from its $1.5 billion revolving credit facility as a precautionary measure to protect against economic and business uncertainties caused by the COVID-19 pandemic. The Company repaid $250 million of the drawn amount on July 24, 2020 and the remaining $500 million balance on September 18, 2020.
On June 15, 2020, the Company announced it had reached an agreement in principle with the Government of Mauritania (the “Government”) to enhance the parties’ partnership. The key terms of the agreement include the Government (i) providing the Company with a 30-year exploitation license for Tasiast Sud, (ii) reinstating the tax exemption on fuel duties, and (iii) repaying to the Company approximately $40 million in outstanding VAT refunds over the course of the next five years. The Company in return has agreed to (i) make payments totaling $25 million to resolve certain disputed matters, and (ii) update its existing 3% royalty payable to an escalating royalty approach tied to the price of gold that is comparable with other royalties being paid in the region.
On September 30, 2020, Kinross announced that it had entered into an agreement to acquire a 70% interest in the Peak project in Alaska from Royal Gold, Inc. and Contango ORE, Inc. (“Contango”) for total cash consideration of $93.7 million. Going forward the Company, in consultation with the local community, has agreed to change the name to the Manh Choh project. Kinross has broad authority to construct and operate the Manh Choh project, with Contango retaining a 30% non-operating minority interest in the project.
On June 1, 2021, Kinross redeemed all of its outstanding 5.125% Senior Notes due September 1, 2021, which had an aggregate principal amount of $500.0 million.
On June 16, 2021, Kinross announced the temporary suspension of mill operations at its Tasiast mine in Mauritania due to a fire that occurred on June 15, 2021. On November 10, 2021, Kinross announced that mill operations had re-started at its Tasiast mine at costs below original estimates. Kinross has received a total of $167.1 million in insurance recoveries as of December 31, 2023 in respect of the fire.
On July 15, 2021, Kinross announced it had signed a definitive agreement with the Government of Mauritania (“Government”) with respect to its Tasiast mine and the primary exploitation permit held by Tasiast Mauritanie Limited S.A. (“TMLSA”), which includes the following key terms: (i) the continuation of tax exemptions on fuel duties1, (ii) the repayment by the Government to Kinross of approximately $40 million in outstanding VAT refunds2, (iii) the payment by the Company to the Government of $10 million to resolve disputed matters1, (iv) the introduction of an updated escalating royalty structure1 tied to the gold price that aligns with current Mauritanian mining legislation and is comparable to other royalties in the region, and (v) the nomination of two observers by the Government to the Board of Directors of the Kinross subsidiary operating the Tasiast mine. Tasiast Sud is not included in this simplified agreement and is not part of the 24k expansion project.
On December 8, 2021, Kinross announced that it had entered into a definitive agreement with Great Bear Resources Ltd. (“Great Bear”) to acquire all of the issued and outstanding shares of Great Bear through a plan of arrangement (the “Arrangement”) and the acquisition was officially completed on February 24, 2022. Kinross agreed to an upfront payment of approximately $1.4 billion (C$1.8 billion), representing C$29.00 per Great Bear common share paid through a combination of cash and Kinross common shares. The arrangement also includes payment of contingent consideration in the form of a contingent value right that may be exchanged for 0.1330 of a Kinross common share per Great Bear common share, representing further potential consideration of approximately $46.0 million (C$58.2 million). The contingent consideration has a ten-year term and will be payable in connection with Kinross’ public announcement of commercial production at the Great Bear project, provided that at least 8.5 million gold ounces of mineral reserves and measured and indicated mineral resources are disclosed.
On March 7, 2022, Kinross entered into a new $1.0 billion term loan that will mature on March 7, 2025, has no mandatory amortization payments, and has a flexible repayment schedule. Kinross used the proceeds from such term loan to repay amounts drawn under its $1.5 billion revolving credit facility in connection with the closing of its acquisition of Great Bear Resources Ltd.
On April 5, 2022, Kinross announced that it had entered into a definitive agreement with the Highland Gold Mining group of companies (“Highland Gold”) and its affiliates to sell 100% of its Russian assets for total consideration of $680.0 million in cash. Following a review of the transaction by the Russian Sub-commission of the Control of Foreign Investments, which approved the transaction for a purchase price not exceeding $340.0 million, the parties adjusted the total consideration to $340.0 million in cash, with $300.0 million due on closing and $40.0 million due on the one year-anniversary of closing the transaction. The transaction closed on June 15, 2022.

1
The fuel tax exemption and updated royalty structure were effective on July 1, 2020.

2
The VAT refund payments are scheduled over a five-year period.

On April 25, 2022, Kinross announced that it had entered into a sale agreement with Asante Gold Corporation (“Asante”) to sell its 90% interest in the Chirano mine in Ghana for a total consideration of $225.0 million in cash and shares. The transaction closed on August 10, 2022. In accordance with the sale agreement, the Company received $60.0 million in cash and 34,962,584 Asante shares on closing, with the remaining cash consideration to be paid across several payments due between February and May 2023 totaling $55.0 million plus interest, and $36.9 million due on each of the one-year and two-year anniversaries of closing. On February 10, 2023, Kinross and Asante amended the sale agreement in respect of the deferred payment consideration of $55.0 million due on February 10, 2023. Under the amended agreement, the receivable accrues interest at a rate of prime plus 5% until payment is received. In addition, the Company received 5.0 million Asante warrants, valued at $2.5 million, on closing of the amended agreement. During the year ended December 31, 2023, the Company received $5.0 million in respect of the deferred payment consideration. The total deferred consideration is secured through pledges by Asante of equity interests in certain acquired entities holding an indirect interest in the Chirano mine.
On August 4, 2022, the Company amended its $1.5 billion revolving credit facility to extend the maturity by one year to August 4, 2027.
On September 19, 2022, Kinross announced an enhanced share buyback program. On September 29, 2022, Kinross received approval from the Toronto Stock Exchange to increase its normal course issuer bid (“NCIB”) program. Under the amended NCIB program, the Company is authorized to purchase up to 10% of the Company’s public float. On August 4, 2023 the Company announced that its NCIB program had been renewed for another year covering the period starting on August 9, 2023 and ending on August 8, 2024. In 2024, Kinross may allocate up to 75% of its excess cash (in this case, defined as free cash flow after paying interest and dividends) to share buybacks but such buybacks will only take place if the Company’s net leverage ratio is below 1.7:1, which was the ratio at the time of the announcement. No common shares were repurchased or cancelled during the year ended December 31, 2023.
On June 26, 2023, Kinross announced an offering of $500.0 million aggregate principal amount of 6.250% senior notes due 2033. The notes are senior unsecured obligations of Kinross and are unconditionally and irrevocably guaranteed by certain of Kinross’ wholly-owned subsidiaries that are also guarantors under Kinross’ senior unsecured credit agreements. The offering was completed on July 5, 2023. Kinross used the net proceeds, along with available cash on hand, to redeem all of its $500.0 million aggregate principal amount of 5.950% Senior Notes due March 15, 2024 on August 10, 2023.

EXCHANGE OFFER
Terms of the Exchange Offer
General
In connection with the issuance of the Initial Notes, we entered into a registration rights agreement, dated as of July 5, 2023, with the representatives of the several initial purchasers of the Initial Notes (the “Registration Rights Agreement”). The following contains a summary of the provisions of the Registration Rights Agreement. It does not contain all of the information that may be important to an investor in the New Notes. We refer you to the Registration Rights Agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Under the Registration Rights Agreement, we agreed to use our commercially reasonable efforts to cause to become effective under the Securities Act, on or prior to 360 days after the closing of the offering of the Initial Notes, the registration statement of which this prospectus is a part with respect to a registered offer to exchange the Initial Notes for New Notes. We will keep the exchange offer open for at least 20 business days (or longer if required by law) after the date notice of the exchange offer is sent to holders of the Initial Notes.
Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New Notes will be issued in exchange for an equal principal amount of outstanding Initial Notes accepted in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all holders as of the date of this prospectus. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under “— Conditions.”
Initial Notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to Computershare Trust Company, N.A., the exchange agent. The exchange agent will act as agent for the tendering holders of Initial Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.
Based on interpretations by the Staff of the Commission as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993), we believe that the New Notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an “affiliate” of Kinross or any Guarantor Subsidiary within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
•
such New Notes are acquired in the ordinary course of business;

•
at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes; and

•
such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes.

We have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the exchange offer, and we cannot assure you that the Staff would make a similar determination with respect to the New Notes as it has in such no-action letters.
By tendering Initial Notes in exchange for New Notes and executing the letter of transmittal, each holder will represent to us that:
•
any New Notes to be received by it will be acquired in the ordinary course of business;

•
it has no arrangements or understandings with any person to participate in the distribution of the Initial Notes or New Notes within the meaning of the Securities Act; and

•
it is not an “affiliate,” as defined in Rule 405 under the Securities Act, of either Kinross or any Guarantor Subsidiary.

If such holder is a broker-dealer, it will also be required to represent that the Initial Notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of New Notes. See “Plan of Distribution.” Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of Initial Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.
Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the New Notes in connection with any resale of such New Notes. See “Plan of Distribution.”
Upon consummation of the exchange offer, any Initial Notes not tendered will remain outstanding and continue to accrue interest but, subject to certain limited exceptions, holders of Initial Notes who do not exchange their Initial Notes for New Notes in the exchange offer will no longer be entitled to registration rights or certain payments of additional interest. In addition, such holders will not be able to offer or sell their Initial Notes, unless such Initial Notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Subject to limited exceptions, we will have no obligation to effect a subsequent registration of the Initial Notes.
Expiration Date; Extensions; Amendments; Termination
The expiration date shall be        , 2024 unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended.
To extend the expiration date, we will notify the exchange agent of any extension by oral (promptly confirmed in writing) or written notice and will notify the holders of Initial Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement will state that we are extending the exchange offer for a specified period of time.
We reserve the right:
•
to delay acceptance of any Initial Notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of Initial Notes not previously accepted if any of the conditions set forth under “— Conditions” shall have occurred and shall not have been waived prior to the expiration date, by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent; or

•
to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the Initial Notes.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral (promptly confirmed in writing) or written notice to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Initial Notes of such amendment and we will extend the exchange offer for a period of five to ten business days. Without limiting the manner in which we may choose to make public the announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes
The New Notes will accrue interest at the rate of 6.250% per annum. The New Notes will accrue interest from and including the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor; provided that if Initial Notes are surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the New Notes received in exchange therefor will accrue from the date of such interest payment date. Interest on the New Notes is payable on January 15 and July 15, beginning on July 15, 2024. No additional interest will be paid on Initial Notes tendered and accepted for exchange.
Absence of Dissenter’s Rights of Appraisal
Holders of the Initial Notes do not have any dissenter’s rights of appraisal in connection with the exchange offer.
Procedures for Tendering
To tender in the exchange offer, a holder must complete, sign and date the applicable letter of transmittal or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal and mail, or otherwise deliver, such letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either:
•
a timely confirmation of a book-entry transfer of such Initial Notes, if such procedure is available, into the exchange agent’s account at the book-entry transfer facility, The Depository Trust Company, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the applicable letter of transmittal; or

•
the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of Initial Notes, letter of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Initial Notes, letters of transmittal or other required documents should be sent to us. Delivery of all Initial Notes, if applicable, letters of transmittal and other documents must be made to the exchange agent at its address set forth in the letter of transmittal. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.
The tender by a holder of Initial Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal. Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.
Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act or an eligible institution unless the Initial Notes tendered pursuant thereto are tendered (1) by a registered holder of Initial Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of an eligible institution.
If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.
All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Initial Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Initial Notes. We will not waive any condition of the exchange offer with respect to an individual holder unless we waive that condition for all holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Initial Note received by the exchange agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.
In addition, we reserve the right, in our sole discretion, subject to the provisions of the indenture pursuant to which the Initial Notes were issued:
•
to purchase or make offers for any Initial Notes that remain outstanding subsequent to the expiration date or, as described under “— Conditions,” to terminate the exchange offer,

•
to redeem Initial Notes as a whole, or in part, at any time and from time to time, as described under “Description of the Notes and Guarantees — Optional Redemption,” and

•
to the extent permitted under applicable law, to purchase Initial Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the exchange offer.
Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us, or an affiliate of ours, to distribute the New Notes in connection with any resale of such New Notes. See “Plan of Distribution.”
Acceptance of Initial Notes for Exchange; Delivery of New Notes
Upon satisfaction or waiver of all of the conditions to the exchange offer, all Initial Notes properly tendered will be accepted promptly after the expiration date and the New Notes will be issued promptly after acceptance of the Initial Notes. See “— Conditions.” For purposes of the exchange offer, Initial Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to the exchange agent.
For each Initial Note accepted for exchange, the holder of such Initial Note will receive a New Note having a principal amount equal to that of the surrendered Initial Note.
In all cases, issuance of New Notes for Initial Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:
•
a timely book-entry confirmation of such Initial Notes into the exchange agent’s account at the applicable book-entry transfer facility,

•
a properly completed and duly executed letter of transmittal, and

•
all other required documents.

If any tendered Initial Notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted or such non-exchanged Initial Notes will be returned promptly without expense to the tendering holder thereof (if in certificated form), or credited to an account maintained with such book-entry transfer facility after the expiration or termination of the exchange offer.
Book-Entry Transfer
The exchange agent has established an account with respect to the Initial Notes at the book-entry transfer facility for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of Initial Notes by causing the book-entry transfer facility to transfer such Initial Notes into the exchange agent’s account at the book-entry transfer facility in accordance with such book-entry transfer facility’s procedures for transfer. However, although delivery of Initial Notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in the letter of transmittal on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.
Exchanging Book-Entry Notes
The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program (“ATOP”) procedures to tender Initial Notes.
Any participant in the book-entry transfer facility may make book-entry delivery of Initial Notes by causing the book-entry transfer facility to transfer such Initial Notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the Initial Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Initial Notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book- entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering Initial Notes that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.
Guaranteed Delivery Procedures
If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:
•
the tender is made through an eligible institution;

•
prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, which:

(1)
sets forth the name and address of the holder of Initial Notes and identifies the Initial Notes tendered, including the principal amount of such Initial Notes;

(2)
states that the tender is being made thereby; and

(3)
guarantees that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery, or a book-entry confirmation, as the case may be, and any other documents required by the letter transmittal will be deposited by the eligible institution with the exchange agent; and

•
a book-entry confirmation and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders
Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth in the letter of transmittal. Any such notice of withdrawal must:

•
specify the name of the person having tendered the Initial Notes to be withdrawn;

•
identify the Initial Notes to be withdrawn, including the principal amount of such Initial Notes;

•
in the case of Initial Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Initial Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility;

•
contain a statement that such holder is withdrawing its election to have such Initial Notes exchanged;

•
be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Initial Notes were tendered including any required signature guarantees, or be accompanied by documents of transfer to have the trustees with respect to the Initial Notes in the name of the person withdrawing the tender; and

•
specify the name in which such Initial Notes are registered, if different from the person who tendered such Initial Notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, which determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Initial Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered Initial Notes, or credited to an account maintained with the book-entry transfer facility for the Initial Notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Initial Notes may be re-tendered by following one of the procedures described under “— Procedures for Tendering” and “— Book-Entry Transfer” above at any time prior to 5:00 p.m., New York City time, on the expiration date.
Conditions
Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange any New Notes for, any Initial Notes and we may terminate the exchange offer or, at our option, modify, extend or otherwise amend the exchange offer, if any of the following conditions are not satisfied on or prior to the expiration date:
•
no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

(1)
challenges the making of the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer; or

(2)
in our reasonable judgment, could materially adversely affect our (or our subsidiaries’) business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to us of the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer;

•
nothing has occurred or may occur that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay the exchange offer or impair our ability to realize the anticipated benefits of the exchange offer;

•
there shall not have occurred: (a) any general suspension of or limitation on trading in securities in Canadian or United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Initial Notes that are the subject of the exchange offer, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in Canada or the United States, whether or not mandatory, (e) a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to Canada or the United States, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in Canada or the United States, (g) any material adverse change in the securities or financial markets in Canada or the United States generally or (h) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; and
•
neither Computershare Trust Company, N.A., as trustee or as exchange agent, with respect to the indenture for the Initial Notes that are the subject of the exchange offer and the New Notes to be issued in the exchange offer shall have been directed by any holders of Initial Notes to object in any respect to, nor take any action that could, in our reasonable judgment, adversely affect the consummation of the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer, nor shall the trustee or exchange agent have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer.

The foregoing conditions are for our sole benefit and may be asserted by us, regardless of the circumstances giving rise to any such condition, or may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion. All such conditions must be satisfied or waived by us, as applicable, at or before the expiration of the exchange offer.
If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the expiration date:
•
terminate the exchange offer and promptly return all tendered Initial Notes to the respective tendering holders;

•
modify, extend or otherwise amend the exchange offer and retain all tendered New Notes until the expiration date, as extended, subject, however, to the withdrawal rights of holders; or

•
waive the unsatisfied conditions with respect to the exchange offer and accept all Initial Notes tendered and not previously validly withdrawn.

We will not accept for exchange any Initial Notes tendered, and no New Notes will be issued in exchange for any such Initial Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. We are required to use our commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest practicable date.
In addition, subject to applicable law, we may in our absolute discretion terminate the exchange offer for any other reason.
Exchange Agent
Computershare Trust Company, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus, or of the letter of transmittal, should be directed to the exchange agent as provided in the letter of transmittal.
Fees and Expenses
The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telephone, telecopy or in person by our officers and regular employees.
We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Initial Notes, and in handling or forwarding tenders for exchange.
The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.
We will pay all transfer taxes, if any, applicable to the exchange of Initial Notes pursuant to the exchange offer. If, however, New Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Initial Notes tendered, or if tendered Initial Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.
Consequences of Failure to Exchange
Holders of Initial Notes who do not exchange their Initial Notes for New Notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Initial Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not currently anticipate that we will register the Initial Notes under the Securities Act. To the extent that Initial Notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected. See “Risk Factors — If you fail to exchange your Initial Notes, they will continue to be subject to transfer restrictions and may become less liquid.”

USE OF PROCEEDS
We will not receive any proceeds from the exchange offer. In consideration for issuing New Notes, we will receive in exchange Initial Notes of like principal amount, the terms of which are identical in all material respects to the New Notes. Initial Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our indebtedness and will evidence the same continuing indebtedness as the Initial Notes. We have agreed to bear all fees and expenses related to the exchange offer. No underwriter is being used in connection with the exchange offer.

CONSOLIDATED CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2023. There have been no material changes in the share and loan capital of Kinross, on a consolidated basis, since December 31, 2023.
As of December 31, 2023
(in millions, unaudited)
Cash and Cash Equivalents	352.4
Total Debt:
Senior notes due 2027	498.1
Senior notes due 2033	488.6
Senior notes due 2041	246.8
Term loan facility	999.1
Total Debt	2,232.6
Common Shareholders’ Equity
Common share capital	4,481.6
Contributed surplus	10,646.0
Accumulated deficit	(8,982.6)
Accumulated other comprehensive income	(61.3)
Total Common Shareholders’ Equity	6,083.7
Non-controlling Interest	102.0
Total Shareholders’ Equity	6,185.7
Total Capitalization	8,418.3

EARNINGS COVERAGE
The following pro forma earnings coverage ratio for the 12 months ended December 31, 2023 is calculated on a consolidated basis using financial information prepared in accordance with IFRS and reflects the offering of the New Notes in exchange for the Initial Notes as discussed under “Use of Proceeds” and the repayment of long-term debt since December 31, 2022. Our pro forma earnings coverage calculations for the 12 months ended December 31, 2023 has been adjusted as if the above mentioned offering and repayments occurred on the first day of the applicable period.
Our pro forma interest requirements on our consolidated long-term debt were $177.9 million for the 12 months ended December 31, 2023 (including amounts capitalized during the period). Our earnings before interest expense and income taxes (“EBIT”)1,2,7 attributed to common shareholders for the 12 months ended December 31, 2023 was $774.1 million which is 4.41,5 times our pro forma total interest for this period.

(1)
The Company has included certain non-GAAP financial measures and ratios in this document. These financial measures and ratios are not defined IFRS and should not be considered in isolation. The Company believes that these financial measures and ratios, together with financial measures and ratios determined in accordance with IFRS, provide investors with an improved ability to evaluate the underlying performance of the Company. The inclusion of these financial measures and ratios is meant to provide additional information and should not be used as a substitute for performance measures prepared in accordance with IFRS. These financial measures and ratios are not necessarily standard and therefore may not be comparable to other issuers.

Non-GAAP financial measures included in this document include Earnings before interest and taxes (“EBIT”). Non-GAAP ratios included in this document include Interest coverage.
(2)
We define EBIT as earnings from continuing operations before tax, adjusted to exclude finance income and finance expense. Management believes that EBIT may be useful for potential purchasers of the Notes in assessing our operational performance as an indicator of our ability to service or incur indebtedness, make capital expenditures and finance working capital requirements. The items excluded from EBIT are significant in assessing our operating results and liquidity. Therefore, EBIT should not be considered in isolation from or as an alternative to operating income, cash provided from operating activities or other income or cash flow data prepared in accordance with IFRS. A reconciliation of EBIT to net earnings (loss) is set out in the table below:

EBIT reconciliation(1)(2) (in millions)	Year Ended December 31, 2023
Earnings from continuing operations before tax(3)	$708.6
Finance income	(40.5)
Finance expense(4)	106.0
EBIT	$774.1

(3)
Net earnings before tax for purposes of calculating operating statistics refers to earnings from continuing operations before tax, as reported, and includes interest on the Initial Notes, which were issued on July 5, 2023, and on the 5.950% notes, due on March 15, 2024, which were redeemed on August 10, 2023.

(4)
Finance expense includes interest expense of $69.0 million.

(5)
Interest coverage is a non-GAAP ratio and is calculated as EBIT divided by total interest. The reconciliation to GAAP is set out in the table below:

Interest coverage reconciliation(1)(5) (in millions, except statistical data)	Year Ended December 31, 2023
Net earnings before tax(3)	708.6
EBIT	774.1
Finance expense(4)	106.0
Total interest(6)	177.9
Net earnings before tax / Finance expense	6.7
Interest coverage	4.4

(6)
Total interest is calculated as interest expense plus capitalized interest.

(7)
Pro forma earnings for the 12 months ended December 31, 2023 includes interest on the Initial Notes, which were issued on July 5, 2023, and on the 5.950% notes, due on March 15, 2024, which were redeemed on August 10, 2023.

DESCRIPTION OF THE NOTES AND GUARANTEES
The following description is a summary of the material provisions of the New Notes, the Guarantees and the indenture. It does not purport to be complete and is qualified in its entirety by the indenture, which we urge you to read because the indenture, and not this description, defines your rights as a holder of the New Notes. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should refer to all the provisions of the indenture, as supplemented by the first supplemental indenture, dated as of December 8, 2014, the second supplemental indenture, dated as of September 1, 2016, the third supplemental indenture, dated as of March 25, 2022, and the fourth supplemental indenture, dated as of June 6, 2023, which we refer to herein as the “indenture,” including the definition of certain terms used therein. See “Where You Can Find More Information” above for information on how to obtain a copy. Terms used herein that are otherwise not defined shall have the meanings given to them in the indenture. Such defined terms shall be incorporated herein by reference. In this section the terms “Kinross,” “the Company,” “we,” “our,” and “us” refer only to Kinross Gold Corporation and not to any of its subsidiaries.
General
The Initial Notes were initially issued in an aggregate principal amount of $500,000,000. The New Notes are unsecured, unsubordinated obligations of Kinross evidencing the same continuing indebtedness as the Initial Notes and will mature on July 15, 2033. The New Notes will bear interest at the rate of 6.250% per year from and including the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on January 15 and July 15 of each year, to holders of record on the preceding January 1 and July 1, respectively, of each year, whether or not a business day.
All payments will be made without withholding or deduction for or on account of Taxes unless required by law or the interpretation or administration thereof by the relevant government authority or agency. If we are so required to withhold or deduct any amount for or on account of Taxes, we will pay as additional interest such additional amounts, as necessary, so that the net amount received by each holder of New Notes after the withholding or deduction is not less than the amount that each holder of New Notes would have received in the absence of the withholding or deduction. See “— Payment of Additional Amounts.” If interest or principal on the New Notes is payable on a Saturday, Sunday or any other day when banks are not open for business in The City of New York, or place of payment, we will make the payment on the next business day, and no interest will accrue as a result of the delay in payment.
Interest on the New Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months from and including the last interest payment date on which interest has been paid.
The New Notes will be payable at the office of the paying agent maintained by us for such purpose, which initially will be the office or agency of the trustee at 1505 Energy Park Drive, St. Paul, MN, 55108. New Notes may be presented for exchange or registration of transfer at the office of the registrar, which initially will be such office of the trustee. We will not charge a service fee for any registration of transfer or exchange of the New Notes, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.
Guarantees
Subsidiary Guarantees
The payment of principal of, interest and additional amounts, if any, on the New Notes will be fully and unconditionally guaranteed by the Guarantor Subsidiaries. Any payments made by the Guarantor Subsidiaries with respect to a Note or Guarantee will be made without withholding or deduction for or on account of Taxes unless required by law or by the interpretation or administration thereof by the relevant government authority or agency. If a Guarantor Subsidiary is so required to withhold or deduct any amount for or on account of Taxes, it will pay as additional interest such additional amounts, as necessary, so that the net amount received by each holder of New Notes after the withholding or deduction is not less than the amount that each holder of New Notes would have received in the absence of the withholding or deduction. See “— Payment of Additional Amounts.”

The indenture limits the obligations of each Guarantor Subsidiary under its Guarantee of the New Notes to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor Subsidiary by law or without resulting in its obligations under guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally.
On September 1, 2016, Kinross, KG Mining (Round Mountain) Inc., KG Mining (Bald Mountain) Inc., KG Far East (Luxembourg) Sàrl, White Ice Ventures Limited, Red Back Mining B.V., Red Back Mining (Ghana) Ltd. and Wells Fargo Bank, National Association entered into a second supplemental indenture to add KG Mining (Round Mountain) Inc., KG Mining (Bald Mountain) Inc., KG Far East (Luxembourg) Sàrl, White Ice Ventures Limited, Red Back Mining B.V. and Red Back Mining (Ghana) Ltd. as Guarantor Subsidiaries of the Notes under the indenture.
On May 7, 2020 Red Back Mining B.V. was removed as a Guarantor Subsidiary of the Notes under the indenture. On July 26, 2021 KG Far East (Luxembourg) Sàrl and Red Back Mining (Ghana) Ltd. were removed as Guarantor Subsidiaries of the Notes under the indenture. On August 4, 2022 White Ice Ventures Limited was removed as a Guarantor Subsidiary of the Notes under the indenture.
On March 25, 2022, Kinross, Great Bear Resources Ltd. and Computershare Trust Company, N.A. (as successor to Wells Fargo, National Association) entered into a third supplemental indenture to add Great Bear Resources Ltd. as a Guarantor Subsidiary of the Notes under the indenture.
On June 6, 2023, Kinross, Compañía Minera Mantos de Oro and Computershare Trust Company, N.A. (as successor to Wells Fargo, National Association) entered into a fourth supplemental indenture to add Compañía Minera Mantos de Oro as Guarantor Subsidiary of the Notes under the indenture.
Additional Guarantees
Kinross shall cause each subsidiary that becomes a borrower or Guarantor Subsidiary under the Credit Agreement, to become a Guarantor Subsidiary of the New Notes.
Release of Guarantees
Under the indenture, a Guarantor Subsidiary will be released and relieved of its obligations under its Guarantee in respect of the New Notes, and such Guarantee will be terminated, upon our written request (without the consent of the trustee) if either (i) the Guarantor Subsidiary is no longer a borrower or Guarantor Subsidiary under the Credit Agreement or will be released and relieved of its obligations under the Credit Agreement concurrently with the release of the Guarantee of the New Notes, or (ii) upon satisfaction and discharge of the indenture or defeasance or covenant defeasance in accordance with the terms of the indenture.
Further Issuance
We may from time to time without notice to, or the consent of, the holders of the New Notes, create and issue additional notes under the indenture, equal in rank to the New Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the additional notes, or except, in some cases, for the first payment of interest following the issue date of the additional notes) so that the additional notes may be consolidated and form a single series with the New Notes, and have the same terms as to status, redemption and otherwise as New Notes of that series issued under this prospectus, provided that if any such additional notes are not fungible with the New Notes for United States federal income tax purposes, such additional notes will have a separate CUSIP number.
Ranking
The New Notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior obligations from time to time outstanding. The Guarantees of the New Notes will be unsecured senior obligations of the respective Guarantor Subsidiary and will rank equally with all other unsecured senior obligations of the respective Guarantor Subsidiary from time to time outstanding. The New Notes will be effectively subordinated to all indebtedness and other liabilities of our non-guarantor subsidiaries, and the New Notes and the Guarantees of the New Notes will be effectively subordinated to any secured indebtedness and other secured liabilities of ours and the Guarantor Subsidiaries in each case to the extent of the assets securing such indebtedness and other liabilities. At December 31, 2023, the aggregate amount of the indebtedness and other liabilities, including trade payables and excluding intercompany obligations, of our non-guarantor subsidiaries was approximately $630.9 million.
Optional Redemption
Prior to April 15, 2033 (three months prior to their maturity date) (the “Par Call Date”), the Company may redeem the New Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the New Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points less (b) interest accrued and unpaid to, but not including, the date of redemption, and

(2)
100% of the principal amount of the New Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, the Company may redeem the New Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the New Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at

11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Redemption Procedures
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of New Notes to be redeemed.
In the case of a partial redemption, selection of the New Notes for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair. No New Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the New Notes are held by DTCC (or another depositary), the redemption of the New Notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the New Notes or portions thereof called for redemption.
Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the New Notes as described above, we will be required to make an offer to each holder of the New Notes to repurchase all or any part (in multiples of $1,000 with no Note of a principal amount of $2,000 or less purchased in part) of that holder’s New Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the New Notes repurchased plus any accrued and unpaid interest on the New Notes repurchased to, but not including, the date of repurchase.
Within 45 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control but after the public announcement of the Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the New Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control occurring on or prior to the payment date specified in the notice.
We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the New Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the New Notes by virtue of such conflict.
On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:
(1)
accept for payment all New Notes or portions of the New Notes properly tendered pursuant to our offer;

(2)
no later than 10:00 a.m. New York City time deposit with the trustee or the paying agent, as applicable, an amount equal to the aggregate purchase price in respect of all New Notes or portions of the New Notes properly tendered; and
(3)
deliver or cause to be delivered to the trustee or the paying agent, as applicable, the New Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of the New Notes being purchased by us.

The trustee or the paying agent, as applicable, will promptly pay to each holder of the New Notes properly tendered the purchase price for the New Notes, and the trustee will promptly authenticate and deliver to each holder a New Note equal in principal amount to any unpurchased portion of any New Notes surrendered; provided that each New Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000.
We will not be required to make an offer to repurchase the New Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all New Notes properly tendered and not withdrawn under its offer.
Prior to the occurrence of a Change of Control Repurchase Event, the provisions under the indenture relating to our obligation to make an offer to repurchase upon a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the New Notes.
For purposes of the foregoing discussion of an offer to repurchase, the following definitions are applicable:
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our assets and our subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or one of our subsidiaries;

(2)
the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)
we consolidate, amalgamate, or enter into a statutory plan of arrangement with, or merge with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction;

(4)
the first day on which the majority of the members of our board of directors cease to be Continuing Directors; or

(5)
the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, any holding company whose only significant asset is capital stock of us or any of our direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of New Notes to require us to make an offer to repurchase such holder’s New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.
“Change of Control Repurchase Event” means each of the Rating Agencies downgrade their ratings of the New Notes by at least one “notch” and, following such downgrades, the New Notes are rated below Investment Grade by each of the Rating Agencies on any date during the period (the “trigger period”) commencing on the date of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which trigger period shall be extended so long as the rating of the New Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies). Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Continuing Director” means, as of any date of determination, any member of our board of directors who:
(1)
was a member of such board of directors on July 5, 2023; or

(2)
was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB− or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to rate the New Notes or fails to make a rating of the New Notes publicly available for any reason that is beyond our control, we may select (as certified by a resolution of our board of directors) a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The Change of Control Repurchase Event feature of the New Notes may in certain circumstances make more difficult or discourage a sale or takeover of Kinross and, therefore, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the New Notes, but that could substantially increase the amount of indebtedness outstanding at such time or otherwise adversely affect our capital structure or credit ratings on the New Notes.
We may not have sufficient funds to repurchase all the New Notes tendered for repurchase upon a Change of Control Repurchase Event. See “Risk Factors.”

Certain Covenants
Definitions
Set forth below is a summary of certain of the defined terms used in the indenture. We urge you to read the indenture for the full definition of all such terms.
“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any portion thereof constituting Funded Debt); and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of Kinross and computed in accordance with GAAP.
“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of July 23, 2021, among Kinross Gold Corporation, as borrower, The Bank of Nova Scotia, as administrative agent, and the financial institutions named therein and from time to time party thereto, as Amended by the First Amending Agreement, dated as of August 4, 2022, as further amended, extended, renewed, restated, supplemented, refunded, replaced or otherwise modified from time to time by one or more agreements, and any agreement entered into in substitution therefor.
“Funded Debt” means, as applied to any person, all indebtedness created or assumed by such person maturing after, or renewable or extendable at the option of such person beyond, 12 months from the date of creation thereof.
“GAAP” means IFRS as issued by the IASB as in effect from time to time or, if different and then used by us for our public financial reporting purposes in Canada, generally accepted accounting principles in Canada or the United States.
“IASB” means the International Accounting Standards Board.
“IFRS” means International Financial Reporting Standards.
“Indebtedness” means all obligations for borrowed money represented by New Notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.
“Lien” means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor’s privilege, vendor’s right of reclamation or other security interest or encumbrance of any kind incurred or assumed in order to secure payment of Indebtedness.
“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Property” means the interest of Kinross or any Restricted Subsidiary in any (a) mineral property or (b) manufacturing or processing plant, building, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, whether owned as of the date of the indenture or thereafter acquired or constructed by Kinross or any Restricted Subsidiary, the net book value of which interest, in each case, on the date as of which the determination is being made, is an amount that exceeds 7% of Consolidated Net Tangible Assets, except any such mineral property, plant, building, structure, dam or other facility or any portion thereof, together with the land upon which it is erected and fixtures comprising a part thereof, (i) acquired or constructed principally for the purpose of controlling or abating atmospheric pollutants or contaminants, or water, noise, odor or other pollution or (ii) which the board of directors of Kinross by resolution declares is not of material importance to the total business conducted by Kinross and its Restricted Subsidiaries considered as one enterprise.
“Restricted Subsidiary” means (1) any Subsidiary of Kinross which owns or leases a Principal Property; and (2) any Subsidiary of Kinross engaged primarily in the business of owning or holding securities of Restricted Subsidiaries.

“Subsidiary” means, at any relevant time, any person of which the voting shares or other interests carrying more than 50% of the outstanding voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by a person and/or one or more subsidiaries of such person.
Negative Pledge
We have covenanted under the indenture that for so long as any New Notes are outstanding, we will not, and we will not permit any Restricted Subsidiary to, create, incur, issue, assume or otherwise have outstanding any Lien on or over any Principal Property now owned or hereafter acquired by Kinross or a Restricted Subsidiary to secure any Indebtedness, or on shares of stock or Indebtedness of any Restricted Subsidiary now owned or hereafter acquired by Kinross or a Restricted Subsidiary to secure any Indebtedness, unless at the time thereof or prior thereto all New Notes then outstanding (together with, if and to the extent we so determine, any other Indebtedness then existing or thereafter created), are secured equally and ratably with (or prior to) any and all such Indebtedness for so long as such Indebtedness is so secured by such Lien; provided, however, such negative pledge will not apply to or operate to prevent or restrict the following permitted Liens:
(1)
any Lien on property, shares of stock or Indebtedness of any person existing at the time such person becomes a Restricted Subsidiary or created, incurred, issued or assumed in connection with the acquisition of any such person;

(2)
any Lien on any Principal Property created, incurred, issued or assumed at or prior to the time such property became a Principal Property or existing at the time of acquisition of such Principal Property by Kinross or a Restricted Subsidiary, whether or not assumed by Kinross or such Restricted Subsidiary; provided that no such Lien will extend to any other Principal Property of Kinross or any Restricted Subsidiary;

(3)
any Lien on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to Kinross or to another Restricted Subsidiary;

(4)
any Lien on any Principal Property of Kinross to secure Indebtedness owing by it to a Restricted Subsidiary;

(5)
any Lien on any Principal Property or other assets of Kinross or any Restricted Subsidiary existing on the date of the indenture, or arising thereafter pursuant to contractual commitments entered into prior to the date of the indenture;

(6)
any Lien on all or any part of any Principal Property (including any improvements or additions to improvements on a Principal Property), or on any shares of stock or Indebtedness of any Restricted Subsidiary directly or indirectly owning or operating such Principal Property, where such Principal Property is hereafter acquired, developed, expanded or constructed by Kinross or any Subsidiary, to secure the payment of all or any part of the purchase price, cost of acquisition or any cost of development, expansion or construction of such Principal Property or of improvements or additions to improvements thereon (or to secure any Indebtedness incurred by Kinross or a Subsidiary for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon), in each case including interest thereon and fees and expenses, including premiums, associated therewith, created prior to, at the time of, or within 360 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Principal Property; provided that no such Lien will extend to any other Principal Property of the Company or a Restricted Subsidiary other than in the case of any such construction, improvement, development, expansion or addition to improvement, all or any part of any other Principal Property on which the Principal Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;

(7)
any Lien on any Principal Property or other assets of Kinross or any Restricted Subsidiary created for the sole purpose of extending, renewing, altering or refunding any of the foregoing Liens, provided that the Indebtedness secured thereby will not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations or refundings, and that such extension, renewal, alteration or refunding Lien will be limited to all or any part of the same Principal Property and improvements and additions to improvements thereon and/or shares of stock and Indebtedness of a Restricted Subsidiary which secured the Lien extended, renewed, altered or refunded or either of such property or shares of stock or Indebtedness; and
(8)
any Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary created, incurred, issued or assumed to secure Indebtedness of Kinross or any Restricted Subsidiary which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with the aggregate principal amount of other Indebtedness secured by Liens on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary then outstanding (excluding Indebtedness secured by Liens permitted under the foregoing exceptions) would not then exceed 10% of Consolidated Net Tangible Assets.

For purposes of the foregoing, the giving of a guarantee that is secured by a Lien on a Principal Property or on shares of stock or Indebtedness of any Restricted Subsidiary, and the creation of a Lien on a Principal Property or on shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness that existed prior to the creation of such Lien, will be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Lien but the amount of Indebtedness secured by Liens on any Principal Property and shares of stock and Indebtedness of Restricted Subsidiaries will be computed without cumulating the underlying Indebtedness with any guarantee thereof or Lien securing the same.
Consolidation, Amalgamation and Merger and Sale of Assets
The indenture provides that we may not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person, or, directly or indirectly, convey, transfer or lease all or substantially all our properties and assets to any person, unless:
•
the person formed by or continuing from such consolidation or amalgamation or into which we are merged or with which we enter into such statutory arrangement or the person which acquires or leases all or substantially all of our properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof;

•
the successor person expressly assumes or assumes by operation of law, as evidenced in a supplemental indenture, all of our obligations under our debt securities, including the New Notes, and under the indenture;

•
immediately before and after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and

•
certain other conditions are met.

If, as a result of any such transaction, any of our Principal Properties become subject to a Lien, then, unless such Lien could be created pursuant to the indenture provisions described under “— Negative Pledge” above without equally and ratably securing the New Notes under the indenture, we, simultaneously with or prior to such transaction, will cause the debt securities, including the New Notes, to be secured equally and ratably with or prior to the Indebtedness secured by such Lien.
Payment of Additional Amounts
All payments made by or on behalf of us under or with respect to the New Notes (or by any Guarantor Subsidiary with respect to any Guarantee of the New Notes) will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively “Taxes”) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or any other jurisdiction in which Kinross or any Guarantor Subsidiary is organized or any political subdivision thereof or any authority or agency therein or thereof having power to tax (each a “Relevant

Taxing Jurisdiction”), unless we or a Guarantor Subsidiary is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdiction.
If Kinross or a Guarantor Subsidiary is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to any New Notes or Guarantees, Kinross or the relevant Guarantor Subsidiary, as the case may be, will pay to each holder of such New Notes as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each such holder after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:
(1)
any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such note;

(2)
any payment made by us under or with respect to the New Notes (or by any Guarantor Subsidiary with respect to any Guarantee of the New Notes) to a holder where such holder did not deal at arm’s length (within the meaning of the Tax Act) at the time of the relevant payment with us or the relevant Guarantor Subsidiary;

(3)
any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge;

(4)
any Taxes that are payable otherwise than by deduction or withholding from a payment of principal, premium, interest, Additional Interest or Additional Amounts on the New Notes;

(5)
any Taxes that would not have been so imposed but for the presentation of such New Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to Additional Amounts had the New Notes been presented for payment on the last date during such 30 day period;

(6)
any Taxes that would not have been so imposed or would have been imposed at a lower rate if the holder of the Note had provided to Kinross or the Guarantor Subsidiary, as applicable, any information, certification, documentation or evidence required under applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction for such Taxes not to be imposed or to be imposed at a lower rate (provided that such information, certification, documentation or evidence is required by the applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from or reduction in the requirement to deduct or withhold all or part of such Taxes and such information, certification, documentation or evidence is reasonably requested upon reasonable notice by the applicable payor);

(7)
any Taxes that were imposed on a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment, and the laws of the Relevant Taxing Jurisdiction require the payment to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder;

(8)
any Taxes that would not have been so imposed but for the holder being an entity in respect of which Kinross or the relevant Guarantor Subsidiary is a “specified entity”, as defined in proposed subsection 18.4(1) of the Tax Act set out in proposals to amend the Tax Act released on November 28, 2023 with respect to “hybrid mismatch arrangements”;

(9)
any Taxes that would not have been so imposed but for the holder being a “specified non-resident shareholder” of Kinross for purposes of the Tax Act or a non-resident person not dealing at arm’s length with a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of Kinross; or

(10)
any Taxes that would not have been so imposed but for any combination of the foregoing.

In addition, any amounts to be paid on the New Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.
Kinross or the relevant Guarantor Subsidiary will (i) make such withholding or deduction of Taxes as is required under applicable law or the interpretation or administration thereof by the Relevant Taxing Jurisdiction, (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law and (iii) furnish to the trustee reasonable evidence of the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes.
If we or a Guarantor Subsidiary will be obligated to pay Additional Amounts with respect to any payment under or with respect to the New Notes, we or such Guarantor Subsidiary will deliver to the trustee and paying agent an officer’s certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the payment of such Additional Amounts to holders of New Notes on the payment date. Each such officer’s certificate shall be relied upon until receipt of a new officer’s certificate addressing such matters. To the extent permitted by law, the trustee shall have no obligation to determine or obtain knowledge of when Additional Amounts are paid or owed.
Wherever in the indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest, including any Additional Interest, or any other amount payable under or with respect to the New Notes, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Tax Redemption
The New Notes will be subject to redemption at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if we determine that:
•
as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of our successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change or amendment is announced or becomes effective on or after the later of (i) June 26, 2023 or (ii) if applicable, the date a party organized in a jurisdiction other than Canada becomes our successor, we or such successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Note; or

•
on or after the later of (i) June 26, 2023 or (ii) if applicable, the date a party organized in a jurisdiction other than Canada becomes our successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of our successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the first bullet, whether or not such action was taken or such decision was rendered with respect to us or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of our legal counsel, will result in our, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Note, and, in any such case, we determine that such obligation cannot be avoided by the use of reasonable measures available to us (which shall not include the substitution of an obligor in respect of the New Notes).
In the event that we elect to redeem the New Notes pursuant to the provisions set forth in the preceding paragraph, we will deliver to the trustee an officers’ certificate, signed by two authorized officers, stating that we are entitled to redeem such New Notes pursuant to their terms.
Notice of intention to redeem the New Notes as provided above will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.
Provision of Financial Information
We will file with the trustee, within 30 days after such reports or information are filed with the SEC, copies, which may be in electronic format, of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and do not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee with (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information, in each case in accordance with Canadian disclosure requirements and GAAP. Delivery of reports, information and documents to the trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on officers’ certificates). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture, or participate in any conference calls.
Events of Default
Each of the following shall constitute events of default under the indenture with respect to New Notes:
•
default in the payment of the principal of or any premium on the New Notes when it becomes due and payable;

•
default in the payment of any interest upon, or Additional Amounts in respect of, any New Note when such interest or Additional Amount becomes due and payable, and such default is continued for 30 days;

•
default in the performance, or breach, of any other covenant in the indenture for the benefit of holders of the New Notes, and such default or breach is continued for 60 days after written notice to us as provided in the indenture;

•
default by Kinross or any Guarantor Subsidiary in the payment of indebtedness of $100,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or default under indebtedness of Kinross or any Guarantor Subsidiary of $100,000,000 or more in principal amount resulting in acceleration of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled and such default continues for 10 days after written notice of the default is sent to us; and

•
certain events of bankruptcy, insolvency or reorganization occur involving Kinross or any Guarantor Subsidiary.

If an acceleration in an amount less than $100,000,000 of any of our indebtedness or that of our subsidiaries that guarantee the New Notes or our indebtedness under our Credit Agreement occurs, the holders of the New Notes will not have the right to accelerate the maturity of their New Notes even though in some such cases other creditors will have that right.

The indenture provides that the trustee must give notice of a default of which it has actual knowledge to the registered holders of the New Notes within 90 days of occurrence.
If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the outstanding New Notes will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for the New Notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of all series issued under the indenture and affected by the event of default (voting as a single class) may declare the principal of and all accrued and unpaid interest on the New Notes immediately due and payable. The holders of a majority in principal amount of the outstanding securities of all series issued under the indenture and affected by the event of default may in some cases rescind this accelerated payment requirement.
A holder of New Notes may pursue any remedy under the indenture only if:
•
a holder gives the trustee written notice of a continuing event of default;

•
the holders of at least 25% in principal amount of the securities of all series issued under the indenture and affected by the event of default make a written request to the trustee to pursue the remedy;

•
the holders offer to the trustee indemnity or security satisfactory to the trustee against loss, cost, liability or expense;

•
the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•
during that 60-day period, the holders of a majority in principal amount of the outstanding securities of all series issued under the indenture and affected by the event of default do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a New Note to sue for enforcement of any overdue payment.
Holders of a majority in principal amount of the outstanding securities of all series issued under the indenture and affected by the event of default may direct the time, method and place of conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee with respect to the New Notes. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any losses, costs, liabilities and expenses caused thereby.
The indenture requires us to deliver each year to the trustee a written statement as to our compliance with the covenants contained in the indenture.
Trustee
If an event of default occurs under the indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person under the circumstances in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any New Notes only after the holders have offered the trustee indemnity or security satisfactory to it against losses, costs, liabilities or expenses.
The indenture contains limitations on the right of the trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Modification and Waiver
The indenture may be amended or supplemented or any provision of the indenture may be waived without the consent of any holders of debt securities, including the New Notes, in certain circumstances, including:
•
to provide for the assumption of our obligations under the indenture by a successor;

•
to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•
to add events of default with respect to any debt securities;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•
to make any change that does not adversely affect any outstanding debt securities of any series issued under the indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in an offering circular or prospectus supplement will be deemed not to adversely affect any outstanding debt securities of any series issued under the indenture in any material respect, as provided in an officer’s certificate;

•
to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

•
to provide for the appointment of a successor trustee;

•
to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

•
to cure any ambiguity, omission, defect or inconsistency.

The indenture may be amended or supplemented with respect to a series of debt securities if the holders of a majority in principal amount of the outstanding debt securities of that series consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to the indenture may:
•
change the stated maturity of the principal of, or any installment of interest or additional amounts on, any debt security;

•
reduce the principal of any debt security or any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed or reduce the amount of any installment of interest or additional amounts payable on any debt security;

•
change the place of payment or make payments on any debt security payable in currency other than as originally stated in the debt security;

•
impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver; or

•
make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification.

The holders of a majority in principal amount of the outstanding debt securities of all series affected by the waiver (voting as a single class) may on behalf of the holders of all debt securities of such series waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of all series affected by such default (voting as a single class) may waive any past default under the indenture with respect to such debt securities, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt securities or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of such series.
Defeasance and Covenant Defeasance
The indenture provides that, at our option, we (and any applicable Guarantor Subsidiary) will be discharged from any and all obligations in respect of the outstanding New Notes upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of financial advisers or independent chartered accountants as evidenced by a certificate of officers of the company delivered to the trustee to pay the principal of (and premium, if any) and interest, if any, on the outstanding New Notes (hereinafter referred to as a “defeasance”) (except with respect to the authentication, transfer, exchange or replacement of our debt securities or the maintenance of a place of payment and certain other obligations set forth in the indenture). Such trust may only be established if, among other things:
•
we have delivered to the trustee an opinion of counsel in the United States stating that (i) we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the outstanding New Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
we have delivered to the trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding New Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the outstanding New Notes include holders who are not resident in Canada);

•
no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to the New Notes will have occurred and be continuing on the date of such deposit;

•
we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

•
we have delivered to the trustee an opinion of counsel and officer’s certificate each stating that all conditions precedent provided for or relating to the defeasance have been complied with; and

•
other customary conditions precedent are satisfied.

We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option described in the following paragraph if we meet the conditions described in the preceding paragraph at the time we exercise the defeasance option.
The indenture provides that, at our option, unless and until we have exercised our defeasance option described above with respect to the New Notes, we (and any applicable Guarantor Subsidiary) may omit to comply with the covenants described under “— Certain Covenants — Negative Pledge”, and certain aspects of the covenant described under “— Certain Covenants — Consolidation, Amalgamation, Merger and Sale of Assets” and certain other covenants, and such omission will not be deemed to be an event of default under the indenture and the outstanding New Notes upon irrevocable deposit with the trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of financial advisers or independent chartered accountants as evidenced by a certificate of officers of the Company delivered to the trustee to pay the principal of (and premium, if any) and interest, if any, on the outstanding New Notes (hereinafter referred to as “covenant defeasance”). If we exercise our covenant defeasance option, the obligations under the indenture other than with respect to such covenants and the events of default other than with respect to such covenants will remain in full force and effect. Such trust may only be established if, among other things:
•
we have delivered to the trustee an opinion of counsel in the United States to the effect that the holders of the outstanding New Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•
we have delivered to the trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding New Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such covenant defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the outstanding New Notes include holders who are not resident in Canada);

•
no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to the New Notes will have occurred and be continuing on the date of such deposit;

•
we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

•
we have delivered to the trustee an opinion of counsel and officer’s certificate each stating that all conditions precedent provided for or relating to the defeasance have been complied with; and

•
other customary conditions precedent are satisfied.

Discharge of the Indenture
We may satisfy and discharge our obligations under the indenture with respect to the New Notes by delivering to the trustee for cancellation all such outstanding New Notes or by depositing with the trustee or the paying agent, after such New Notes have become due and payable or will become due and payable within one year, whether at stated maturity, on any redemption date or otherwise, cash sufficient to pay all of the outstanding New Notes and pay all other sums payable under the indenture by us. We shall deliver to the trustee an opinion of counsel and officer’s certificate each stating that all conditions precedent provided for or relating to the satisfaction and discharge have been complied with.
Payment and Paying Agents
Payments on the New Notes will be made in United States dollars. If a holder of at least $1,000,000 principal amount of New Notes has provided wire transfer instructions to us at least 10 business days prior to the applicable payment date, we will pay all principal, interest and premium, if any, on that holder’s New Notes in accordance with those instructions to an account within the United States. All other payments on New Notes will be made at the office or agency of the paying agent unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest, with respect to the global New Notes registered in the name of or held by DTCC or its nominee and will be made by wire transfer of immediately available funds to the account specified by DTCC.
We will make any required interest payments to the person in whose name each Note is registered at the close of business on the record date for the interest payment. The trustee will be designated as our paying agent for payments on the New Notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. Subject to the requirements of any applicable laws of escheat or other abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on New Notes that remain unclaimed for two years after the date upon which that payment became due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Replacement of Notes
We will replace any New Notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated New Notes or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed Note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the Note before a replacement Note will be issued.
Global Securities and Book-Entry System
The New Notes initially will be represented by one or more certificates in registered global form without interest coupons (collectively, the “Global Securities”) and will be deposited with the trustee as custodian for the Depositary and registered in the name of the Depositary or its nominee.
Except as described below under “— Special Situations When a Global Security Will be Terminated,” owners of beneficial interests in the New Notes will not be entitled to receive New Notes in definitive form and will not be considered holders of New Notes under the indenture.
The Depositary
The Depositary has advised us as follows:
The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds and provides asset servicing for securities that the Depositary’s participants (“Direct Participants”) deposit with the Depositary. The Depositary also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is a wholly-owned subsidiary of the Depositary Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of the Depositary and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC, and EMCC, respectively, also are subsidiaries of DTCC), as well as by the NYSE Euronext and the Financial Industry Regulatory Authority, Inc. Access to the Depositary’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The Depositary’s Rules applicable to its participants are on file with the SEC.
Purchases of New Notes under the Depositary’s system must be made by or through Direct Participants, which will receive a credit for such New Notes on the Depositary’s records. The ownership interest of each actual purchaser of New Notes represented by the Global Securities (a “Beneficial Owner”), is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive New Notes in definitive form representing their ownership interests therein, except in the limited circumstances described under “— Special Situations When a Global Security Will be Terminated.”
To facilitate subsequent transfers, the Global Securities deposited with the Depositary will be registered in the name of the Depositary’s partnership nominee, Cede & Co. The deposit of the Global Securities with the Depositary and their registration in the name of Cede & Co. does not effect any change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the New Notes. The Depositary’s records reflect only the identity of the Direct Participants to whose accounts such New Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Unless physical certificates representing the New Notes have been issued, redemption notices shall be sent to Cede & Co. If less than all of the New Notes are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each Direct Participant in the New Notes to be redeemed.
Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the New Notes unless authorized by a Direct Participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails an omnibus proxy (an “Omnibus Proxy”) to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the New Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).
Principal, premium, if any, and interest payments on the Global Securities representing the New Notes will be made to the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary’s records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not of the Depositary, the trustee, Kinross, or the Guarantor Subsidiaries subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. is the responsibility of Kinross, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants. None of Kinross, the Guarantor Subsidiaries or the trustee will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the New Notes by the Depositary or the Direct or Indirect Participants or for maintaining or reviewing any records of the Depositary or the Direct or Indirect Participants relating to ownership interests in the New Notes or the disbursement of payments in respect thereof. The information in this section concerning the Depositary and the Depositary’s system has been obtained from sources that we believe to be reliable, but is subject to any changes to the arrangements between us and the Depositary and any changes to such procedures that may be instituted unilaterally by the Depositary.
Special Investor Considerations for Global Securities
The obligations of Kinross and the Guarantor Subsidiaries, as well as the obligations of the trustee and those of any third parties employed by Kinross, the Guarantor Subsidiaries or the trustee run only to persons who are registered as holders of the New Notes. For example, once we make payment to the registered holder of a New Note, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so. As an indirect holder, an investor’s rights relating to a Global Security will be governed by the account rules of the investor’s financial institution and of the Depositary, as well as general laws relating to debt securities transfers.
An investor should be aware that when New Notes are issued in the form of Global Securities:
•
the investor cannot have New Notes registered in his or her own name;

•
the investor cannot receive physical certificates for his or her interest in the New Notes;

•
the investor must look to his or her own bank or brokerage firm for payments on the New Notes and protection of his or her legal rights relating to the New Notes;

•
the investor may not be able to sell interests in the New Notes to some insurance companies and other institutions that are required by law to hold the physical certificates of New Notes that they own;

•
the Depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the Global Security. Kinross, the Guarantor Subsidiaries and the trustee have no responsibility for any aspect of the Depositary’s actions or for its records of ownership interest in the Global Security. Kinross, the Guarantor Subsidiaries and the trustee also do not supervise the Depositary in any way; and
•
the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will be Terminated
In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing New Notes. After that exchange, an investor may choose whether to hold New Notes directly or indirectly through an account at its bank or brokerage firm. Investors must consult their own banks or brokers to find out how to have their interests in New Notes transferred into their own names, so that they will be direct holders.
The special situations for termination of a Global Security are:
•
when the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named);

•
an event of default has occurred and is continuing, and the Depositary requests the issuance of certificated New Notes; and

•
when and if we decide to terminate a Global Security.

When a Global Security terminates, the Depositary (and not Kinross, the Guarantor Subsidiaries or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.
Global Clearance and Settlement Procedures
Initial settlement for the New Notes will be made in immediately available funds. Secondary market trading between Depositary participants (“DTC Participants”) will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking S.A. (“Clearstream, Luxembourg”) participants (“Clearstream Participants”) and/or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) participants (“Euroclear Participants”) will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear, as applicable.
Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering securities to or receiving securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of New Notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary’s settlement date. The credits or any transactions in the New Notes settled during the processing will be reported to the relevant Euroclear Participant or Clearstream Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the New Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary’s settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement through the Depositary.

Although the Depositary, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of New Notes among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

U.S. FEDERAL INCOME TAX CONSEQUENCES
The exchange of the Initial Notes for the New Notes pursuant to the terms set forth in this prospectus will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you should not recognize a gain or loss upon receipt of the New Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the New Notes, your basis in the New Notes should be the same as your basis in the Initial Notes exchanged. Your holding period for the New Notes should include your holding period for the Initial Notes exchanged. The issue price and other U.S. federal income tax characteristics of the New Notes should be identical to the issue price and other U.S. federal income tax characteristics of the Initial Notes exchanged.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes the principal Canadian federal income tax considerations generally applicable to a holder of Initial Notes who acquires, as a beneficial owner, New Notes, including entitlement to all payments thereunder, pursuant to this prospectus in exchange for, and evidencing the same continuing indebtedness as the Initial Notes and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada, (2) deals at arm’s length with Kinross, any guarantor and any transferee resident (or deemed to be resident) in Canada to whom the holder disposes of the New Notes, (3) does not receive any payment of interest on the New Notes in respect of a debt or other obligation to pay an amount to a person with whom Kinross or any guarantor does not deal at arm’s length, (4) is not a “specified non-resident shareholder” of Kinross for purposes of the Tax Act or a non-resident person not dealing at arm’s length with a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of Kinross, (5) does not use or hold the New Notes in a business carried on in Canada, and (6) is not an entity in respect of which Kinross is a “specified entity” (as defined in certain proposals to amend the Tax Act released on November 28, 2023 with respect to “hybrid mismatch arrangements”) and is not a “specified entity” in respect of any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the New Notes (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere. Such holders should consult their own tax advisors.
This summary is based on the current provisions of the Tax Act and on an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may be different from those discussed herein.
This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective holders of New Notes should consult their own tax advisors having regard to their own particular circumstances.
The Exchange Offer
The exchange of Initial Notes for New Notes pursuant to the terms set forth in this prospectus should not constitute a disposition and should not give rise to a capital gain or a capital loss for purposes of the Tax Act.
Taxation of Interest on New Notes
No Canadian withholding tax will apply to interest, principal or premium, if any, paid or credited to a Holder by Kinross or to the proceeds received by a Holder on the disposition of a New Note including a redemption, payment on maturity, repurchase or purchase for cancellation.
No other tax on income or gains will be payable by a Holder on interest, principal or premium, if any, paid or credited to a Holder on a New Note or on the proceeds received by a Holder on the disposition of a New Note including a redemption, payment on maturity, repurchase or purchase for cancellation.

PLAN OF DISTRIBUTION
Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Initial Notes where the Initial Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, until the earlier of the expiration of 180 days after the exchange offer or such time as such broker-dealers no longer own any Initial Notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration date of the exchange offer or such time as the broker-dealers no longer own any Initial Notes, whichever is shorter, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that is entitled to use such documents that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The annual audited consolidated financial statements of Kinross incorporated by reference in this prospectus have been audited by KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants, as stated in their report accompanying the financial statements.
INTERESTS OF QUALIFIED PERSONS
The technical information about the Company’s mineral properties contained in or incorporated by reference in this prospectus has been prepared under the supervision of Mr. Nicos Pfeiffer, an officer of the Company who is a “qualified person” within the meaning of NI 43-101.
VALIDITY OF NOTES AND GUARANTEES
The validity of the New Notes and the related Guarantees will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters relating to Canadian, British Columbia and Ontario law will be passed upon for us by Osler, Hoskin & Harcourt LLP, Toronto, Ontario. Certain legal matters related to Delaware law will be passed upon for us by Richards, Layton & Finger, P.A. Certain legal matters related to Alaska law will be passed upon for us by Holland & Hart LLP. Certain legal matters related to the laws of Brazil will be passed upon for us by Pinheiro Neto Advogados. Certain legal matters related to the laws of the Republic of Chile will be passed upon for us by Philippi Prietocarrizosa Ferrero DU & Uría.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed with the Commission as part of the registration statement of which this prospectus is a part:
•
The documents listed as being incorporated by reference in this prospectus under the heading “Documents Incorporated by Reference”;

•
The organizational documents of the Guarantor Subsidiaries;

•
The indenture relating to the Notes;

•
The registration rights agreement relating to the Initial Notes;

•
Opinions and consents of counsel;

•
Consent of auditors;

•
Consents of qualified persons;

•
Powers of attorney (included on the signature pages of the registration statement);

•
The statements of eligibility of the trustee on Form T-1;

•
The form of letter of transmittal; and

•
The form of notice of guaranteed delivery.

KINROSS GOLD CORPORATION
FORM F-10
PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
Indemnification
Section 136 of the Business Corporations Act (Ontario) (the “Act”) provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity, of another entity, (collectively, the “Indemnified Party”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding (collectively, the “Action”) in which the individual is involved because of that association with the corporation or other entity, if:
(a)
he or she acted honestly and in good faith with a view to the best interests of the corporation (or, if applicable, in the best interest of the other entity for which he or she acted as director, officer or in a similar capacity at the corporation’s request); and

(b)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Section 136 of the Act also provides that a corporation may, with the approval of the court, indemnify an Indemnified Party in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor (a “Derivative Action”), to which the individual is made a party because of the individual’s association with the corporation or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such Derivative Action if the individual fulfills the condition set forth in clauses (a) of the paragraph above.
The Act provides that an Indemnified Party is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of such Action or Derivative Action to which the individual has been made party because of the individual’s association with the corporation or such other entity; provided that the Indemnified Party (i) fulfills the conditions set out in the clause (a) and (b) above, and (ii) was not judged by a court or other competent authority to have committed any fault or to have omitted to do anything that such individual ought to have done.
The Act also provides that a corporation may purchase and maintain insurance for the benefit of an Indemnified Party against liability incurred in the individual’s capacity as a director or officer of the corporation, or as a director or officer, or a similar capacity, of another entity if the individual acts in that capacity at the corporation’s request.
The Bylaws of the Registrant provide that an Indemnified Party shall at all times be indemnified by the Registrant in every circumstance where the Act so permits or requires. The Bylaws further provide that, subject to limitations in the Act regarding indemnities in respect of Derivative Actions, every person who at any time is or has been a director or officer, or in a similar capacity, of the Registrant or properly incurs or has properly incurred any liability on behalf of the Registrant or who at any time acts or has acted at the Registrant’s request (in respect of the Registrant or any other entity), and his or her heirs and legal representatives, shall at all times be indemnified by the Registrant against all costs, charges and expenses, including an amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by him or her in respect of or in connection with any civil, criminal or administrative action, proceeding or investigation (apprehended, threatened, pending, under way or contemplated) to which he or she is or may be made a party or in which he or she is or may become otherwise involved by reason of being or having been such a director or officer or by reason of so incurring or having so incurred such liability or by reason of so acting or having so acted (or by reason of anything alleged to have been done, omitted or acquiesced in by him or her in any such capacity or otherwise in respect of any of the foregoing), and has exhausted all appeals therefrom, if:
F-10, II-1

(a)
he or she acted honestly and in good faith with a view to the best interest of the Registrant (or, if applicable, in the best interest of the other entity for which the individual acted as a director, officer or in a similar capacity at the Registrant’s request); and

(b)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

The Bylaws further provide that the above described indemnification provisions shall not affect any other right to indemnification to which any person may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that a person did not meet a condition set out in clause (a) or (b) above or any corresponding condition in the Act. The Bylaws also provide that the persons described above shall not be liable for any damage, loss, cost or liability sustained or incurred by the Registrant, except where so required by the Act, if such person acted honestly and in good faith with a view to the best interest of the Registrant (or of the entity for which the individual acted as a director, officer or in a similar capacity at the Registrant’s request).
The Registrant has a policy of insurance for its directors and officers and those of its subsidiaries. The limit of liability applicable to all insured directors and officers under the current policies, which will expire on June 1, 2024, is $225 million in the aggregate, inclusive of defense costs. Under the policies, the Registrant has reimbursement coverage to the extent that it has indemnified the directors and officers in excess of a deductible of $10 million for each loss for U.S. securities claims and $10 million for each other loss. The total premium charged to the Registrant in respect of coverage for 2023/2024 is $3,166,745 for 2022/2023 was $3,504,930 and for 2021/2022 was $3,413,579, no part of which is or was payable by the directors or officers of the Registrant.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
EXHIBITS TO FORM F-10
The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.
F-10, II-2

FORM F-10
PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking.
The Form F-10 registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process.
Concurrently with the filing of this Registration Statement, the Form F-10 registrants are filing with the Commission written irrevocable consents and powers of attorney on Form F-X.
Any change to the name or address of the agent for service of the Form F-10 registrant shall be communicated promptly to the Commission by amendment to the applicable Form F-X referencing the file number of the relevant registration statement.
F-10, III-1

FORM F-10
SIGNATURES
Pursuant to the requirements of the Securities Act, Kinross Gold Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on this 12th day of March, 2024.
KINROSS GOLD CORPORATION
By:
/s/ Andrea Freeborough

Name:
Andrea Freeborough

Title:
Executive Vice-President and Chief
Financial Officer

POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of J. Paul Rollinson, Andrea Freeborough and Geoffrey P. Gold as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ J. Paul Rollinson J. Paul Rollinson	President, Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2024
/s/ Andrea Freeborough Andrea Freeborough	Executive Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2024
/s/ Ian Atkinson Ian Atkinson	Director	March 12, 2024
/s/ Kerry D. Dyte Kerry D. Dyte	Director	March 12, 2024
/s/ Glenn A. Ives Glenn A. Ives	Director	March 12, 2024
/s/ Ave G. Lethbridge Ave G. Lethbridge	Director	March 12, 2024
/s/ Michael A. Lewis Michael A. Lewis	Director	March 12, 2024
F-10, III-2

Signature	Title	Date
/s/ Elizabeth D. McGregor Elizabeth D. McGregor	Director	March 12, 2024
/s/ Catherine McLeod-Seltzer Catherine McLeod-Seltzer	Director	March 12, 2024
/s/ Kelly J. Osborne Kelly J. Osborne	Director	March 12, 2024
/s/ George N. Paspalas George N. Paspalas	Director	March 12, 2024
/s/ David A. Scott David A. Scott	Director	March 12, 2024
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Kinross Gold Corporation in the United States, on this 12th day of March, 2024.
KINROSS GOLD U.S.A., INC.
(Authorized U.S. Representative)
By:
/s/ Martin D. Litt

Name:
Martin D. Litt

Title:
Secretary

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FORM S-4
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Delaware
Fairbanks Gold Mining, Inc., Round Mountain Gold Corporation, KG Mining (Bald Mountain) Inc. and KG Mining (Round Mountain) Inc. are corporations under the Delaware General Corporation Law (the “DGCL”). Section 102(b)(7) of the DGCL provides that a corporation may include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officers, as applicable, except for liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL (pertaining to unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation . The respective certificates of incorporation of each of Fairbanks Gold Mining, Inc. and Round Mountain Gold Corporation contains a provision with respect to directors but not with respect to officers.
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.
Under Section 145(c) of the DGCL, if a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and Section 145(b) of the DGCL (described above), or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(d) of the DGCL provides that any indemnification pursuant to Section 145(a) and Section 145(b) of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper under the circumstances because the person has met the applicable standard of
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conduct. Such determination shall be made, with respect to person who is a director or officer of the corporation at the time of such determination by a majority vote of the disinterested directors even though less than a quorum, by a committee of such directors designated by a majority vote of such directors even though less than a quorum, if there are no such directors or if such directors so direct, by independent legal counsel, or by the stockholders.
Section 145(e) of the DGCL provides that a corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. The statute also provides, in Section 145(f) of the DGCL, that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.
The by-laws of the Guarantor Subsidiaries incorporated in Delaware each provide for mandatory indemnification of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or serves or served at the request of the corporation as a director, officer, employee or agent of any other enterprise to the fullest extent permitted by the DGCL. The by-laws of the Guarantor Subsidiaries incorporated in Delaware each provide that the corporation may advance expenses incurred in defending an action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent. The by-laws of the Guarantor Subsidiaries incorporated in Delaware each provide that the right to indemnification contained therein is not the exclusive method of indemnification.
Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. The by-laws of the Guarantor Subsidiaries incorporated in Delaware each provide that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability or expense under the provisions of the by-laws whether or not the corporation would have the power or would be required to indemnify against such liability under the provisions of the by-laws or the DGCL or by any other applicable law.
Alaska
Melba Creek Mining, Inc. is a corporation under the Alaska Corporations Code (the “ACC”). Section 10.06.490 of the ACC permits a corporation to indemnify any person who was, is or is threatened to be made a party to a completed, pending, or threatened action or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In a derivative action; that is, one by or in the right of the corporation, indemnification may be made only for expenses and attorney fees actually and reasonably incurred by a director, officer, employee, or agent in connection with the defense or settlement of such action, and only with respect to a matter as to which such person shall have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in a derivative action if such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation, unless and only to the extent that the court in which the action was brought shall determine upon application that, despite such adjudication of liability, the defendant director, officer, employee, or agent is fairly and
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reasonably entitled to indemnity for such expenses that the court considers proper. The determination regarding whether the indemnitee has met the applicable standard of conduct for indemnification is to be made by (a) the board by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or (b) independent legal counsel in a written opinion if a quorum of such directors described above is (i) not obtainable, (ii) obtainable but a majority of disinterested directors so directs or (c) approval of the outstanding shares. A corporation may pay or reimburse the reasonable expenses incurred in defending an action or proceeding in advance of the final disposition if (1) in the case of director or officer, such person furnishes the corporation with a written affirmation of a good faith belief that the standard of conduct described above has been met, (2) the director, officer, employee, or agent furnishes the corporation with a written unlimited general understanding, executed personally or on behalf of the individual, to repay the advance if it ultimately determined that an applicable standard of conduct was not met; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the ACC. The ACC also provides that indemnification pursuant to its provisions is not exclusive of other rights to which a person seeking indemnification may be entitled under a bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.
Section 10.06.210 of the ACC authorizes a corporation’s articles of incorporation to eliminate or limit the personal liability of a director to the corporation, or its stockholders for monetary damages for the breach of fiduciary duty as a director, except that the corporation’s articles of incorporation may not eliminate or limit the liability of a director for (i) a breach of a director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) wilful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds, or (iv) a transaction from which the director derives an improper personal benefit.
Section 10.06.490 of the ACC further permits a corporation to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in that capacity, or arising out of that status. whether or not the corporation has the power to indemnify the person against the liability under the ACC.
In accordance with the provisions of the ACC, the corporation’s Amended and Restated Bylaws provide for indemnification of any person who was, is, or is threatened to be made a party to a completed, pending or threatened action or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officers, employee, or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification includes the reimbursement of expenses, attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. In an action by or in the right of the corporation to procure a judgment in its favor, indemnification may be made only for expenses and attorney fees actually and reasonably incurred by the persons described above in connection with the defense or settlement of an action , and only with respect to a matter as to which such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite such adjudication of liability, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses that the court considers proper. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action or proceeding referred to in the first paragraph or the immediately foregoing paragraph of this section or in defense of a claim, issue, or matter in the action or proceeding, the director, officer, employee, or agent shall be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense. The bylaws also contain provisions substantially similar to those of the ACC relating to the advancement of expenses and the non-exclusivity of the indemnification rights set forth in the ACC.
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Federative Republic of Brazil
Kinross Brasil Mineração S.A. is a corporation under the laws of Brazil. According to Article 158 of the Brazilian Law No. 6,404, dated December 15, 1976, as amended, or Brazilian Corporate Law, directors and officers are liable for any loss when acting (i) with negligence or willful misconduct within the scope of his authority; or (ii) contrary to the provisions of the law or the bylaws. Nonetheless, neither the laws of Brazil nor other constitutive documents provide for indemnification of directors and officers.
British Columbia
Great Bear Resources Ltd. is a corporation under Business Corporations Act (British Columbia) (the “BCBCA”). Section 160 of the BCBCA provides that a corporation may indemnify an individual who (i) is or was a director or officer of the corporation, (ii) is or was a director or officer of another corporation at the request of the corporation or at a time when that other corporation is or was an affiliate of the corporation, or (iii) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity (each of the foregoing, an “Individual”), against any judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of a proceeding in which the Individual or any of the heirs and personal or other legal representatives of the Individual, by reason of the Individual being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding, except that the corporation must not indemnify an Individual unless:
(a)
the Individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the Individual acted as a director or officer or in a similar capacity at the corporation’s request; and

(b)
if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify the Individual unless the Individual had reasonable grounds for believing that his or her conduct was lawful.

The Articles of the corporation provide that, subject to the BCBCA, the corporation shall indemnify an officer or director of the corporation, former officer or director of the corporation, an officer or director or former office or director of another corporation at a time when such other corporation is or was an affiliate of the corporation, and any individual who acts or acted at the corporation’s request as a director or officer, or in a similar capacity, of another entity, and the heirs and personal or other legal representatives of such individual, from and against all judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding to which that individual is or may be joined as a party or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding, because of such individual having been a director or officer of the corporation, or having held a position equivalent to that of a director or officer of the corporation.
Republic of Chile
Compañía Minera Mantos de Oro and Compañía Minera Maricunga are contractual mining companies (sociedades contractuales mineras) organized under the laws of the Republic of Chile. Neither the laws of the Republic of Chile governing this type of Company nor the bylaws of Compañía Minera Mantos de Oro and Compañía Minera Maricunga, provide for indemnification of directors and officers
Item 21.   Exhibits
The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.
Item 22.   Undertakings
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Form S-4 registrants pursuant to the foregoing provisions set forth in Item 20 above, or otherwise, such registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933
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and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The Form S-4 registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of the responding to the request.
The Form S-4 registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being involved therein, that was not the subject of disclosure included in the registration statement when it became effective.
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FORM S-4
SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copiapó, Chile on this 12th day of March, 2024.
COMPAÑÍA MINERA MANTOS DE ORO
By:
/s/ Lindsay Maw

Name: Lindsay Maw
Title:  Director
POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Lindsay Maw as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Lindsay Maw Lindsay Maw	Director	March 12, 2024
/s/ Rodrigo Moscoso Restovic Rodrigo Moscoso Restovic	Director	March 12, 2024
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Compañía Minera Mantos de Oro in the United States, in Denver, Colorado on this 12th day of March, 2024.
KINROSS GOLD U.S.A., INC.
(Authorized U.S. Representative)
By:
/s/ Martin D. Litt

Name: Martin D. Litt
Title:  President & Secretary
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SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on this 12th day of March, 2024.
FAIRBANKS GOLD MINING, INC.
By:
/s/ Martin D. Litt

Name: Martin D. Litt
Title:  General Counsel and Director
POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Martin D. Litt as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Terence Watungwa Terence Watungwa	President, General Manager and Director (Principal Executive Officer)	March 12, 2024
/s/ Caroline E.S. Wild Caroline E.S. Wild	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2024
/s/ Martin D. Litt Martin D. Litt	General Counsel and Director	March 12, 2024
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SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada on this 12th day of March, 2024.
GREAT BEAR RESOURCES LTD.
By:
/s/ Luke Jalsevac

Name: Luke Jalsevac
Title:  President, General Manager and Director
POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Luke Jalsevac as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Luke Jalsevac Luke Jalsevac	President, General Manager and Director (Principal Executive Officer)	March 12, 2024
/s/ Kar O. Ng Kar O. Ng	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	March 12, 2024
/s/ Lucas R. Crosby Lucas R. Crosby	Director	March 12, 2024
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Great Bear Resources Ltd. in the United States, in Denver, Colorado on this 12th day of March, 2024.
KINROSS GOLD U.S.A., INC.
(Authorized U.S. Representative)
By:
/s/ Martin D. Litt

Name: Martin D. Litt
Title:  President & Secretary
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SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on this 12th day of March, 2024.
KG Mining (Bald Mountain) Inc.
By:
/s/ Martin D. Litt

Name: Martin D. Litt
Title:   President, General Counsel and Secretary
POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Martin D. Litt as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Joseph Kemp Joseph Kemp	Vice President and General Manager (Principal Executive Officer)	March 12, 2024
/s/ Caroline E.S. Wild Caroline E.S. Wild	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2024
/s/ Martin D. Litt Martin D. Litt	Director	March 12, 2024
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SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on this 12th day of March, 2024.
KG Mining (Round Mountain) Inc.
By:
/s/ Martin D. Litt

Name: Martin D. Litt
Title:  General Counsel and Secretary
POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Martin D. Litt as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Joseph L. Kemp Joseph L. Kemp	President, General Manager and Director (Principal Executive Officer)	March 12, 2024
/s/ Caroline E.S. Wild Caroline E.S. Wild	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2024
/s/ Martin D. Litt Martin D. Litt	Director	March 12, 2024
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SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Belo Horizonte, Brazil on this 12th day of March, 2024.
KINROSS BRASIL MINERAÇÃO S.A.
By:
/s/ Gilberto Carlos Nascimento Azevedo

Name:
Gilberto Carlos Nascimento Azevedo

Title:
President, Brazil and General Officer
(Presidente e Gerente Geral)

POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Gilberto Carlos Nascimento Azevedo as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Gilberto Carlos Nascimento Azevedo Gilberto Carlos Nascimento Azevedo	President, Brazil and General Officer (Presidente e Gerente Geral)	March 12, 2024
/s/ Rodrigo Barsante Gomides Rodrigo Barsante Gomides	Vice President, Operations and Deputy General Officer (Vice-Presidente de Operações e Gerente Geral Adjunto)	March 12, 2024
/s/ Frederico Souza Deodoro Frederico Souza Deodoro	Chief Financial Officer (Diretor Financeiro)	March 12, 2024
/s/ Alessandro Lucioli Nepomuceno Alessandro Lucioli Nepomuceno	Sustainability and Licensing Officer (Diretor de Sustentabilidade e Licenciamento)	March 12, 2024
/s/ Ana Maria Ferreira da Cunha Ana Maria Ferreira da Cunha	Government Relations and Social Responsibility Officer (Diretora de Relações Governamentais e Responsabilidade Social)	March 12, 2024
/s/ Mauro Fampa Ostwald Mauro Fampa Ostwald	Officer Without Specific Designation (Diretor sem Designação Específica)	March 12, 2024
S-4, II-13

Signature	Title	Date
/s/ Charles Wells Charles Wells	Operational Excellence Officer (Diretor de Excelência Operacional)	March 12, 2024
/s/ Maria da Graça Montalvão Maria da Graça Montalvão	Vice President Legal Officer (Vice-Presidente Jurídico)	March 12, 2024
/s/ Eduardo Magalhães Barbosa Eduardo Magalhães Barbosa	Human Resources, Information Technology, and Procurement Officer (Diretor de Recursos Humanos, Tecnologia da Informação e Suprimentos)	March 12, 2024
/s/ Lilian Grabellos de Barros de Moura Lilian Grabellos de Barros de Moura	Technical Services Officer (Diretora de Serviços Técnicos)	March 12, 2024
/s/ Stephen James Allen Stephen James Allen	Operations Officer (Diretor de Operações)	March 12, 2024
S-4, II-14

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Kinross Brasil Mineração S.A. in the United States, in Denver, Colorado on this 12th day of March, 2024.
KINROSS GOLD U.S.A., INC.
(Authorized U.S. Representative)
By:
/s/ Martin D. Litt

Name: Martin D. Litt
Title:  President & Secretary
S-4, II-15

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Denver, Colorado on this 12th day of March, 2024.
MELBA CREEK MINING INC.
By:
/s/ Martin D. Litt

Name: Martin D. Litt
Title:   Secretary and General Counsel
POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Martin D. Litt as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Terence Watungwa Terence Watungwa	President, General Manager and Director (Principal Executive Officer)	March 12, 2024
/s/ Caroline E.S. Wild Caroline E.S. Wild	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2024
/s/ Martin D. Litt Martin D. Litt	Director	March 12, 2024
S-4, II-16

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on this 12th day of March, 2024.
ROUND MOUNTAIN GOLD CORPORATION
By:
/s/ Martin D. Litt

Name: Martin D. Litt
Title:  Secretary and General Counsel
POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Martin D. Litt as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Joseph L. Kemp Joseph L. Kemp	President, General Manager and Director (Principal Executive Officer)	March 12, 2024
/s/ Caroline E.S. Wild Caroline E.S. Wild	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2024
/s/ Martin D. Litt Martin D. Litt	Director	March 12, 2024
S-4, II-17

INDEX TO EXHIBITS
Exhibits to Form F-10
Exhibit No.
1.1	Form of Letter of Transmittal (included in Exhibit 99.1 to Form S-4).
1.2	Form of Notice of Guaranteed Delivery (included in Exhibit 99.2 to Form S-4).
3.1
Registration Rights Agreement dated as of July 5, 2023 among Kinross Gold Corporation, and Compañía Minera Mantos de Oro, Fairbanks Gold Mining, Inc., Great Bear Resources Ltd., KG Mining (Bald Mountain) Inc., KG Mining (Round Mountain) Inc., Kinross Brasil Mineração S.A., Melba Creek Mining, Inc. and Round Mountain Gold Corporation,, as guarantors, and BofA Securities, Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC as representative of the several initial purchasers named therein (included in Exhibit 4.7 to Form S-4).

4.1
Annual Information Form of Kinross Gold Corporation for the year ended December 31, 2022 (incorporated by reference to Exhibit 99.1 to Kinross Gold Corporation’s Form 40-F filed with the Commission on March 31, 2023 (the “Form 40-F”)).

4.2
The management information circular of Kinross Gold Corporation filed on April 3, 2023, in connection with the annual meeting of Kinross Gold Corporation’s shareholders held on May 10, 2023 (incorporated by reference to Exhibit 99.3 to Kinross Gold Corporation’s Form 6-K, furnished to the Commission on April 3, 2023).

4.3
The audited consolidated financial statements of Kinross, which comprise the consolidated balance sheets as of December 31, 2023 and December 31, 2022, the related consolidated statements of operations, comprehensive income (loss), cash flows, and equity for each of the years then ended, and the related notes, together with the reports of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.2 to Kinross’ Form 6-K, furnished to the Commission on February 14, 2024).

4.4
The management’s discussion and analysis of Kinross Gold Corporation for the year ended December 31, 2023 (incorporated by reference to Exhibit 99.1 to Kinross Gold Corporation’s Form 6-K, furnished to the Commission on February 14, 2024).

5.1	Consent of KPMG LLP (included as Exhibit 23.1 to Form S-4).
5.2	Consent of Sullivan & Cromwell LLP, U.S. counsel to Kinross Gold Corporation and the guarantors named herein (included as Exhibit 23.2 to Form S-4).
5.3	Consent of Osler, Hoskin & Harcourt LLP, Canadian counsel to Kinross Gold Corporation and British Columbia Counsel to Great Bear Resources Ltd. (included as Exhibit 23.3 to Form S-4).
5.4	Consent of Holland & Hart LLP, Alaska counsel to Melba Creek Mining, Inc. (included as Exhibit 23.4 to Form S-4).
5.6	Consent of Pinheiro Neto Advogados, Brazil counsel to Kinross Brasil Mineração S.A. (included as Exhibit 23.5 to Form S-4).
5.8
Consent of Richards, Layton & Finger, P.A., Delaware counsel to Fairbanks Gold Mining, Inc., Round Mountain Gold Corporation, KG Mining (Round Mountain) Inc. and KG Mining (Bald Mountain) Inc. (included as Exhibit 23.6 to Form S-4)

5.10	Consent of Philippi Prietocarrizosa Ferrero DU & Uría, Chile Counsel to Compañía Minera Mantos de Oro (included as Exhibit 23.7 to Form S-4).
5.11	Consent of Nicos Pfeiffer (included as Exhibit 23.8 to Form S-4).
6.1	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10)
18

Exhibit No.
7.1
Indenture dated as of August 22, 2011 among Kinross Gold Corporation, as issuer, Aurelian Resources Inc., BGO (Bermuda) Ltd., Kinross Brasil Mineração S.A., Kinross Gold U.S.A. Inc., Crown Resources Corporation, Fairbanks Gold Mining, Inc., Melba Creek Mining, Inc., Compañía Minera Mantos de Oro, Compañía Minera Maricunga, Red Back Mauritania No. 2 Limited, Red Back Mining Inc. and Round Mountain Gold Corporation, as guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to Kinross Gold Corporation’s Form F-9 filed with the Commission on April 27, 2012).

7.2	First Supplemental Indenture dated as of December 8, 2014 among Kinross Gold Corporation, Compañía Minera Maricunga and Wells Fargo Bank, National Association (included as Exhibit 4.3 to Form S-4).
7.3
Second Supplemental Indenture dated as of September 1, 2016 among Kinross Gold Corporation, KG Mining (Round Mountain) Inc., KG Mining (Bald Mountain) Inc., KG Far East (Luxembourg) Sàrl, White Ice Ventures Limited, Red Back Mining B.V., Red Back Mining (Ghana) Ltd. and Wells Fargo Bank, National Association (included as Exhibit 4.4 to Form S-4).

7.4
Third Supplemental Indenture dated as of March 25, 2022 among Kinross Gold Corporation Great Bear Resources Ltd. and Computershare Trust Company, N.A. (as successor to Wells Fargo, National Association) (included at Exhibit 4.5 to Form S-4).

7.5
Fourth Supplemental Indenture dated as of June 6, 2023 among Kinross Gold Corporation, Compañía Minera Mantos de Oro and Computershare Trust Company, N.A. (as successor to Wells Fargo, National Association) (included as Exhibit 4.6 to Form S-4).

107.1	Filing Fee Table
19

Exhibits to Form S-4
Exhibit No.
3.1	Amended and Restated Articles of Amalgamation of Kinross Gold Corporation (incorporated by reference to Exhibit No. 99.1 to Registrant’s Current Report on Form 6-K filed May 28, 2015).
3.2	Amended and Restated By-Law No. 1 of Kinross Gold Corporation (incorporated by reference to Exhibit No. 99.2 to Registrant’s Current Report on Form 6-K filed May 28, 2015).
3.3	Bylaws of Kinross Brasil Mineração S.A. (incorporated by reference to Exhibit 3.1 to Fairbanks Gold Mining, Inc.’s Form S-4, filed with the Commission on May 18, 2018).
3.4	Certificate of Incorporation of Fairbanks Gold Mining, Inc. (incorporated by reference to Exhibit 3.8 to Kinross Gold Corporation’s Form F-9, filed with the Commission on April 27, 2012).
3.5	Bylaws of Fairbanks Gold Mining, Inc. (incorporated by reference to Exhibit 3.9 to Kinross Gold Corporation’s Form F-9, filed with the Commission on April 27, 2012).
3.6	Articles of Incorporation of Melba Creek Mining, Inc. (incorporated by reference to Exhibit 3.10 to Kinross Gold Corporation’s Form F-9, filed with the Commission on April 27, 2012).
3.7	Bylaws of Melba Creek Mining, Inc. (incorporated by reference to Exhibit 3.11 to Kinross Gold Corporation’s Form F-9, filed with the Commission on April 27, 2012).
3.8	Certificate of Incorporation of KG Mining (Bald Mountain) Inc. (incorporated by reference to Exhibit 3.9 to Fairbanks Gold Mining Inc.’s Form S-4, filed with the Commission on May 18, 2018)
3.9	Bylaws of KG Mining (Bald Mountain) Inc. (incorporated by reference to Exhibit 3.10 to Fairbanks Gold Mining Inc.’s Form S-4, filed with the Commission on May 18, 2018)
3.10	Certificate of Incorporation of KG Mining (Round Mountain) Inc. (incorporated by reference to Exhibit 3.11 to Fairbanks Gold Mining Inc.’s Form S-4, filed with the Commission on May 18, 2018)
3.11	Bylaws of KG Mining (Round Mountain) Inc. (incorporated by reference to Exhibit 3.12 to Fairbanks Gold Mining Inc.’s Form S-4, filed with the Commission on May 18, 2018)
3.12	Certificate of Incorporation of Round Mountain Gold Corporation (incorporated by reference to Exhibit 3.14 to Kinross Gold Corporation’s Form F-9, filed with the Commission on April 27, 2012).
3.13	Bylaws of Round Mountain Gold Corporation (incorporated by reference to Exhibit 3.15 to Kinross Gold Corporation’s Form F-9, filed with the Commission on April 27, 2012).
3.15	Bylaws of Compañía Minera Mantos de Oro
3.16	Certificate of Incorporation of Great Bear Resources Ltd.
3.17	Notice of Articles and Articles of Great Bear Resources Ltd.
4.1	Form of 6.250% Senior Notes due 2033 of Kinross Gold Corporation being registered pursuant to the Securities Act of 1933.
4.2
Indenture dated as of August 22, 2011 among Kinross Gold Corporation, as issuer, Aurelian Resources Inc., BGO (Bermuda) Ltd., Kinross Brasil Mineração S.A., Kinross Gold U.S.A. Inc., Crown Resources Corporation, Fairbanks Gold Mining, Inc., Melba Creek Mining, Inc., Compañía Minera Mantos de Oro, Compañía Minera Maricunga, Red Back Mauritania No. 2 Limited, Red Back Mining Inc. and Round Mountain Gold Corporation, as guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to Kinross Gold Corporation’s Form F-9, filed with the Commission on April 27, 2012).

20

Exhibit No.
4.3
First Supplemental Indenture dated as of December 8, 2014 among Kinross Gold Corporation, Compañía Minera Maricunga and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.4 to Kinross Gold Corporation’s Form F-10/A, filed with the Commission on December 16, 2014).

4.4
Second Supplemental Indenture dated as of September 1, 2016 among Kinross Gold Corporation, KG Mining (Round Mountain) Inc., KG Mining (Bald Mountain) Inc., KG Far East (Luxembourg) Sàrl, White Ice Ventures Limited, Red Back Mining B.V., Red Back Mining (Ghana) Ltd. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.5 to Fairbanks Gold Mining, Inc.’s Form S-4/A, filed with the Commission on May 18, 2018).

4.5
Third Supplemental Indenture dated as of March 25, 2022 among Kinross Gold Corporation Great Bear Resources Ltd. and Computershare Trust Company, N.A. (as successor to Wells Fargo, National Association).

4.6
Fourth Supplemental Indenture dated as of June 6, 2023 among Kinross Gold Corporation, Compañía Minera Mantos de Oro and Computershare Trust Company, N.A. (as successor to Wells Fargo, National Association).

4.7
Registration Rights Agreement dated as of July 5, 2023 among Kinross Gold Corporation, and Compañía Minera Mantos de Oro, Fairbanks Gold Mining, Inc., Great Bear Resources Ltd., KG Mining (Bald Mountain) Inc., KG Mining (Round Mountain) Inc., Kinross Brasil Mineração S.A., Melba Creek Mining, Inc. and Round Mountain Gold Corporation,, as guarantors, and BofA Securities, Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC as representative of the several initial purchasers named therein.

5.1	Opinion of Sullivan & Cromwell LLP, U.S. counsel to Kinross Gold Corporation and the guarantors named herein.
5.2	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to Kinross Gold Corporation and Great Bear Resources Ltd.
5.3	Opinion of Holland & Hart LLP, Alaska counsel to Melba Creek Mining, Inc.
5.4	Opinion of Pinheiro Neto Advogados, Brazil counsel to Kinross Brasil Mineração S.A.
5.5	Opinion of Richards, Layton & Finger, P.A., Delaware counsel to Fairbanks Gold Mining, Inc., Round Mountain Gold Corporation, KG Mining (Round Mountain) Inc. and KG Mining (Bald Mountain) Inc.
5.6	Opinion of Philippi Prietocarrizosa Ferrero DU & Uría, Chile Counsel to Compañía Minera Mantos de Oro.
23.1	Consent of KPMG LLP.
23.2	Consent of Sullivan & Cromwell LLP, U.S. counsel to Kinross Gold Corporation and the guarantors named herein (included in Exhibit 5.1 above).
23.3	Consent of Osler, Hoskin & Harcourt LLP, Canadian counsel to Kinross Gold Corporation and British Columbia Counsel to Great Bear Resources Ltd. (included in Exhibit 5.2 above).
23.4	Consent of Holland & Hart LLP, Alaska counsel to Melba Creek Mining, Inc. (included in Exhibit 5.3 above).
23.5	Consent of Pinheiro Neto Advogados, Brazil counsel to Kinross Brasil Mineração S.A. (included in Exhibit 5.4 above).
23.6
Consent of Richards, Layton & Finger, P.A., Delaware counsel to Fairbanks Gold Mining, Inc., Round Mountain Gold Corporation, KG Mining (Round Mountain) Inc. and KG Mining (Bald Mountain) Inc. (included in Exhibit 5.5 above).

23.7	Consent of Philippi Prietocarrizosa Ferrero DU & Uría, Chile Counsel to Compañía Minera Mantos de Oro (included in Exhibit 5.6 above).
23.8	Consent of Nicos Pfeiffer.
21

Exhibit No.
24.1	Powers of Attorney (included on the signature pages of this Registration Statement on Form S-4).
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Computershare Trust Company, N.A., as trustee, on Form T-1.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
107.1	Filing Fee Table
22